-------------------------------------------------------------------------------


                     AGREEMENT AND PLAN OF REORGANIZATION


                                 by and among


                       VOICESTREAM WIRELESS CORPORATION,


                            OMNIPOINT FINANCE, LLC,


                      OMNIPOINT TECHNOLOGY HOLDINGS, INC.


                                 XIRCOM, INC.


                                      and


                             OTHI ACQUISITION CO.



                           Dated as of June 12, 2000

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1 DEFINITIONS..................................................    1

     Section 1.1.  Definitions.........................................    1

ARTICLE 2 merger; effective date.......................................    7

     Section 2.1.  The Merger..........................................    7
     Section 2.2.  Filing of Agreement of Merger; Effective Date.......    7
     Section 2.3.  Certificate of Incorporation and By-Laws............    7
     Section 2.4.  Directors and Officers..............................    8
     Section 2.5.  Property and Liabilities of Constituent
                    Corporations.......................................    8

ARTICLE 3 CAPITAL STOCK OF THE SURVIVING CORPORATION...................    8

     Section 3.1.  Stock of Xircom Merger Sub..........................    8
     Section 3.2.  Stock of OTHI.......................................    9
     Section 3.3.  Exchange of Stock Certificate.......................    9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE VOICESTREAM
              PARTIES..................................................    9

     Section 4.1.  Organization of the VoiceStream Parties; Authority..    9
     Section 4.2.  Authorization; No Breach............................    9
     Section 4.3.  Organization of the Company and its Subsidiary......   10
     Section 4.4.  Capitalization of the Company and its Subsidiary....   11
     Section 4.5.  Share Ownership.....................................   12
     Section 4.6.  Governmental Consents; Permits......................   12
     Section 4.7.  Financial Matters...................................   13
     Section 4.8.  Absence of Certain Changes..........................   13
     Section 4.9.  Undisclosed Liabilities.............................   14
     Section 4.10. Title to Assets; Encumbrances.......................   15
     Section 4.11. Tangible Personal Property and Real Property........   15
     Section 4.12. Intellectual Property...............................   16
     Section 4.13. Compliance with Law and Agreements..................   19
     Section 4.14. Tax Matters.........................................   20
     Section 4.15. Litigation..........................................   21
     Section 4.16. Contracts...........................................   22
     Section 4.17. ERISA; Employee Benefits............................   23
     Section 4.18. Labor Matters.......................................   24
     Section 4.19. Insurance...........................................   25
     Section 4.20. Environmental Matters...............................   25
     Section 4.21. Books and Records...................................   27
     Section 4.22. Customers and Suppliers.............................   27
     Section 4.23. Brokers and Intermediaries..........................   27
     Section 4.24. Acquisition of Shares...............................   27

     Section 4.25. Transactions with Certain Persons...................   28
     Section 4.26. Certain Business Practices..........................   28
     Section 4.27. Bank Accounts.......................................   29
     Section 4.28. Material Misstatements or Omissions.................   29
     Section 4.29. Limitation..........................................   29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF XIRCOM.....................   29

     Section 5.1.  Organization of Xircom; Authority...................   29
     Section 5.2.  Authorization; No Breach............................   30
     Section 5.3.  Capitalization......................................   30
     Section 5.4.  SEC Filings; Financial Statements...................   31
     Section 5.5.  Absence of Certain Changes..........................   32
     Section 5.6.  Governmental Consents...............................   32
     Section 5.7.  Xircom Shares.......................................   33
     Section 5.8.  Litigation..........................................   33
     Section 5.9.  Undisclosed Liabilities.............................   33
     Section 5.10. Brokers and Intermediaries..........................   33
     Section 5.11. Limitation..........................................   33

ARTICLE 6 CERTAIN PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES...  34

     Section 6.1.  Access and Information..............................   34
     Section 6.2.  Conduct of the Business.............................   34
     Section 6.3.  Xircom Commitments..................................   36
     Section 6.4.  Insurance...........................................   36
     Section 6.5.  Announcements.......................................   36
     Section 6.6.  Further Actions.....................................   37
     Section 6.7.  No Solicitation or Negotiation......................   37
     Section 6.8.  Expenses............................................   38
     Section 6.9.  Certain Liabilities and Affiliate Agreements........   38
     Section 6.10. Limitation on Liabilities...........................   38

ARTICLE 7 OTHER COVENANTS AND AGREEMENTS OF THE PARTIES................   39

     Section 7.1.  Employee Matters....................................   39
     Section 7.2.  Access to Books and Records.........................   41
     Section 7.3.  Tax Matters.........................................   42
     Section 7.4.  Employee Stock Options..............................   45
     Section 7.5.  Omnipoint Marks.....................................   46
     Section 7.6.  Leasehold Matters...................................   46
     Section 7.7.  Transfer of Intellectual Property Rights............   46
     Section 7.8.  Further Assurances..................................   46
     Section 7.9.  Notification of Certain Matters.....................   47
     Section 7.10. Tax Covenant........................................   47

ARTICLE 8 CONDITIONS PRECEDENT OF THE VOICESTREAM PARTIES..............   47

     Section 8.1.  Representations and Warranties......................   47

     Section 8.2.   Agreements..........................................   48
     Section 8.3.   Xircom Certificate..................................   48
     Section 8.4.   Compliance with Law.................................   48
     Section 8.5.   Consents............................................   48
     Section 8.6.   Opinions of Counsel to Xircom.......................   48
     Section 8.7.   Release of OTI Employees............................   48
     Section 8.8.   Related Agreements..................................   49
     Section 8.9.   No Material Adverse Effect..........................   49
     Section 8.10.  Other Deliveries....................................   49

ARTICLE 9 CONDITIONS PRECEDENT OF XIRCOM................................   49

     Section 9.1.   Representations and Warranties......................   49
     Section 9.2.   Agreements..........................................   50
     Section 9.3.   Sellers' Certificates...............................   50
     Section 9.4.   Compliance with Law.................................   50
     Section 9.5.   Consents............................................   50
     Section 9.6.   Related Agreements..................................   50
     Section 9.7.   Other Deliveries....................................   50
     Section 9.8.   No Material Adverse Effect..........................   51
     Section 9.9.   Opinion of Counsel to the VoiceStream Parties.......   51

ARTICLE 10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..   51

     Section 10.1.  Survival of Representations and Warranties..........   51
     Section 10.2.  Indemnification of Xircom...........................   51
     Section 10.3.  Indemnification of the VoiceStream Parties..........   52
     Section 10.4.  Claims..............................................   52
     Section 10.5.  Limitation of Liability.............................   53

ARTICLE 11 TERMINATION..................................................   54

     Section 11.1.  Grounds for Termination.............................   54
     Section 11.2.  Effect of Termination...............................   54

ARTICLE 12 MISCELLANEOUS................................................   54

     Section 12.1.  GOVERNING LAW.......................................   54
     Section 12.2.  Notices.............................................   54
     Section 12.3.  Entire Agreement....................................   55
     Section 12.4.  Amendments..........................................   55
     Section 12.5.  Headings; References................................   56
     Section 12.6.  Counterparts........................................   56
     Section 12.7.  Parties in Interest; Assignment.....................   56
     Section 12.8.  Severability: Enforcement...........................   56
     Section 12.9.  Jurisdiction; Venue; Waiver of Jury Trial...........   56
     Section 12.10. Waiver..............................................   57
     Section 12.11. Disclosure Schedules................................   57

               AGREEMENT AND PLAN OF REORGANIZATION BY AND among

                       VOICESTREAM WIRELESS CORPORATION,

                            OMNIPOINT FINANCE, LLC,

                     OMNIPOINT TECHNOLOGY HOLDINGS, INC.,

                    XIRCOM, INC., AND OTHI ACQUISITION CO.

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of June 12, 2000, among VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream"), Omnipoint Finance, LLC, a Delaware limited liability company ("Omnipoint Finance" and together with VoiceStream, the "VoiceStream Parties"), Omnipoint Technology Holdings, Inc., a Delaware corporation ("OTHI" or the "Company") and Xircom, Inc., a California corporation ("Xircom") and OTHI Acquisition Co., a Delaware corporation ("Xircom Merger Sub" and together with Xircom, the "Xircom Parties").

                             W I T N E S S E T H :

     WHEREAS, VoiceStream is the indirect owner of all the issued and outstanding membership interests in Omnipoint Finance which is the owner of all the issued and outstanding shares of capital stock of OTHI which is the owner of all the issued and outstanding shares of capital stock of Omnipoint Technologies, Inc., a Delaware corporation ("OTI");

     WHEREAS, Xircom is the owner of all the issued and outstanding shares of capital stock of Xircom Merger Sub;

     WHEREAS, the respective Boards of Directors of each of the VoiceStream Parties, OTHI and the Xircom Parties have approved this Agreement and deem it advisable and in the best interest of their respective stockholders to consummate the merger of Xircom Merger Sub with and into OTHI (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

Section 1.1.   Definitions
               -----------

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such other Person.

For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required to close.

     "Closing Price" means, $41.6292, as adjusted for share splits, share
      -------------
dividends, recapitalizations and other comparable transactions with respect to the Xircom Common Stock.

     "Company Marks" means the Marks of the Company or its Subsidiary, as set
      -------------
forth on Schedule 4.12(a) hereto.

     "Company Patents" means the Patents of the Company or its Subsidiary, as
      ---------------
set forth on Schedule 4.12(b) hereto.

     "Disclosure Schedule" means the Disclosure Schedule of the VoiceStream
      -------------------
Parties or the Xircom Parties, as the case may be, delivered pursuant to this Agreement.

     "DGCL" means the General Corporation Law of the State of Delaware.
      ----

     "Encumbrance" means any charge, claim, community property interest,
      -----------
condition, encumbrance, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or right of others of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environmental Law" means the Comprehensive Environmental Response,
      -----------------
Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule , regulation, Order, decree or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning, health, safety and any Hazardous Substance, in each case as of the Effective Date.

     "Environmental Permits" means, with respect to any Person, all permits,
      ---------------------
licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Body relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "GAAP" means generally accepted accounting principles in the United States.
      ----

     "Governmental Body" means any domestic or foreign national, state, multi-
      -----------------
state or municipal or other local government, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

     "Hazardous Substance" means any hazardous substance, hazardous or toxic
      -------------------
waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Intellectual Property Agreement" means the Intellectual Property
      -------------------------------
Agreement, dated as of the Effective Date, in the form of Exhibit A hereto.

     "Intellectual Property Rights" means intellectual property rights arising
      ----------------------------
from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

          (A) fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "Marks");

          (B) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents");

          (C) copyrights and registrations and applications therefor (collectively, "Copyrights");

          (D) proprietary and confidential information which constitute trade secrets such as proprietary and confidential know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, algorithms and models not embodied in software, technical data, drawings, specifications, and data bases in each case excluding any of the foregoing to the extent the rights therein comprise or are protected by Copyrights or Patents (collectively, "Trade Secrets"); and

          (E) moral rights, publicity rights and any other intellectual, proprietary or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets (collectively, "Other IP Rights").

     "Knowledge", "aware of" and similar terms means the actual knowledge of
      ---------    --------
those executive officers of the respective parties as set forth on Exhibit B hereto.

     "Laws" means statutes, laws, regulations and rules of any Governmental
      ----
Body.

     "License" means a license, permit, certificate of authority, waiver,
      -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, or otherwise to conduct the business of a Person, in each case issued or granted by a Governmental Body.

     "Litigation" means any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Material Adverse Effect" means a material adverse change in, or effect on,
      -----------------------
the business, operations, prospects, assets, liabilities or results of operations or financial condition of the Company and its Subsidiary taken as a whole.

     "Merger Consideration" means the number of Xircom Shares multiplied by the
      --------------------
Closing Price.

     "NASDAQ" means The NASDAQ National Market.
      ------

     "Nondisclosure Agreement" means that certain Mutual Confidentiality, Non-
      -----------------------
Disclosure and Non Solicitation Agreement between Xircom and VoiceStream dated May 5, 2000.

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, trust, unincorporated organization or other entity, or a Governmental Body.

     "Related Agreements" means the Shareholder Agreement and the Intellectual
      ------------------
Property Agreement.

     "Returns" means any return, report, estimate, declaration, information
      -------
return, claim for refund, written statement of any nature with respect to Taxes, any declarations of estimated Tax or any Tax reports, including any schedule or attachment thereto and any amendment thereof.

     "Seller Parties" means each of the VoiceStream Parties, OTHI and OTI.
      --------------

     "Shareholder Agreement" means the Shareholder Agreement, dated as of the
      ---------------------
Effective Date, in the form of Exhibit C hereto.

     "Software" means any and all computer programs, including any and all
      --------
software implementations of algorithms, models and methodologies, whether in source code or object code and all documentation, including user manuals and training software, relating to any of the foregoing, in each case developed by or licensed to the Company or its Subsidiary, or used in or necessary for the conduct of their respective businesses.

     "Subsidiary" means, with respect to any Person, any entity of which
      ----------
securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable")
      ---
means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, social security (or similar) employment, unemployment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, alternative or add-on minimum, capital stock, disability, environmental, (including taxes under Code (S)59A), estimated, registration or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto,

     "Transactions" means the transactions contemplated by this Agreement and
      ------------
the Related Agreements.

     "VoiceStream Common Stock" means the common stock, without par value, of
      ------------------------
VoiceStream.

     "Xircom Common Stock" means the common stock, par value $0.001 per share,
      -------------------
of Xircom.

     "Xircom Material Adverse Effect" means a material adverse change in, or
      ------------------------------
effect on, the business, operations, prospects, assets, results of operations or financial condition of Xircom and its Subsidiaries taken as a whole.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

(a) Each of the following terms is defined in the Section set forth opposite such term:

"Benefit Plans"..........................................    4.17(a)
"Code"...................................................   Preamble
"Company"................................................   Preamble
"Company Employees"......................................     7.1(b)
"Company Financial Statements............................     4.7(a)
"Constituent Corporation"................................       2.1
"Consultants"............................................    4.17(a)
"Copyrights".............................................       1.1
"Damages"................................................      10.2
"Directors"..............................................    4.17(a)
"Effective Date".........................................     2.2(c)

"Employees"..............................................    4.17(a)
"ERISA Affiliate"........................................    4.17(c)
"ERISA Affiliate Plan"...................................    4.17(c)
"Exchange Act"...........................................     5.4(a)
"Final List".............................................     7.1(b)
"Indemnifying Party".....................................      10.4
"Indemnitee".............................................      10.4
"Independent Accountants"................................      6.10
"Interim Financial Statements"...........................     4.7(c)
"Leased Property"........................................    4.11(c)
"Leases".................................................    4.11(c)
"Marks"..................................................       1.1
"Merger".................................................       2.1
"Omnipoint Marks"........................................       7.5
"Other IP Rights"........................................       1.1
"OTHI"...................................................  Preamble
"OTHI Shares"............................................       3.2
"OTI"....................................................  Preamble
"OTI Employees"..........................................     7.1(a)
"Owned Trade Secrets.....................................    4.12(c)
"Patents"................................................       1.1
"qualifying event".......................................     7.1(h)
"SEC"....................................................     5.4(a)
"Securities Act".........................................     5.4(a)
"Significant Contracts"..................................    4.16(a)
"Significant Party"......................................       6.3
"Split Period"...........................................  7.3(a)(i)
"Supplemental Effective Date Balance Sheet...............      6.10
"Surviving Corporation"..................................       2.1
"Tax Arbitrator".........................................     7.3(f)
"Third Party Claims".....................................      10.4
"Trade Secrets"..........................................       1.1
"VoiceStream"............................................  Preamble
"VoiceStream Parties"....................................  Preamble
"Xircom".................................................  Preamble
"Xircom's Adjustment Notice".............................      6.10
"Xircom SEC Reports".....................................     5.4(a)
"Xircom Shares"..........................................       3.2
"Xircom Merger Sub"......................................  Preamble
"Xircom Parties".........................................  Preamble

      (b)    Unless the context otherwise requires, the terms defined in this
Article 1 or elsewhere in this Agreement shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to included the neuter, masculine and feminine genders wherever necessary or appropriate.


                                 ARTICLE 2
                            MERGER; EFFECTIVE DATE
                            ----------------------

     Section 2.1.   The Merger
                    ----------

     Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, on the Effective Date, Xircom Merger Sub shall, pursuant to the DGCL, be merged (the "Merger") with and into OTHI (Xircom Merger Sub and OTHI are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations"), which shall be the surviving corporation (the "Surviving Corporation") and whose name shall be changed to Xircom Holdings, Inc.

     Section 2.2.   Filing of Agreement of Merger; Effective Date
                    ---------------------------------------------

     (a) Xircom, as the sole stockholder of Xircom Merger Sub, and Xircom Merger Sub, by their execution and delivery of this Agreement, hereby confirm and acknowledge that they have approved and adopted this Agreement in accordance with the DGCL and the Certificate of Incorporation and By-Laws of Xircom Merger Sub, and represent that any and all actions required to approve and adopt this Agreement and the Merger upon the terms and conditions herein set forth under the DGCL or such Certificate of Incorporation or By-Laws have been or will be, on or prior to the Effective Date, taken.

     (b) Omnipoint Finance, as the sole stockholder of OTHI on the date hereof and OTHI, by their execution and delivery of this Agreement, hereby confirm and acknowledge that they have approved and adopted this Agreement in accordance with the DGCL and the Certificate of Incorporation and By-Laws of OTHI, and represent that any and all actions required to approve and adopt this Agreement and the Merger upon the terms and conditions herein set forth under the DGCL or such Certificate of Incorporation or By-Laws have been or will be, on or prior to the Effective Date, taken.

     (c) Xircom Merger Sub and OTHI shall file a Certificate of Merger in accordance with the DGCL on the later to occur of (i) June 27, 2000 and (ii) the first Business Day on which the conditions precedent in Sections 8.5 and 9.5 are satisfied (or waived), or at such other time, date and place as Xircom and VoiceStream shall agree in writing (the "Effective Date").

     Section 2.3.   Certificate of Incorporation and By-Laws
                    ----------------------------------------

     On the Effective Date, the Certificate of Incorporation of OTHI shall be amended in its entirety to read as set forth in the Certificate of Incorporation of Xircom Merger Sub in effect immediately prior to the Effective Date, and said Certificate of Incorporation as so amended shall, from and after the Effective Date, be, and continue to be, the Certificate of Incorporation of the Surviving Corporation until further amended as provided by law. On the Effective Date, the By-Laws of Xircom Merger Sub in effect immediately prior to the Effective Date shall automatically become the By-Laws of the Surviving Corporation until altered, amended or repealed.

     Section 2.4.   Directors and Officers
                    ----------------------

     The directors and officers of Xircom Merger Sub in office as of the Effective Date shall be the directors and officers of the Surviving Corporation and shall continue to act as such and shall hold office until their successors have been elected and have qualified in accordance with law and the By-Laws of the Surviving Corporation.

     Section 2.5.   Property and Liabilities of Constituent Corporations
                    ----------------------------------------------------

     When the Merger shall have become effective, the separate existence of Xircom Merger Sub shall cease and Xircom Merger Sub shall be merged with and into OTHI which as the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, tangible and intangible, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the Laws of Delaware, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE 3
                  CAPITAL STOCK OF THE SURVIVING CORPORATION
                  ------------------------------------------

     Section 3.1.   Stock of Xircom Merger Sub
                    --------------------------

     Each share of capital stock of Xircom Merger Sub issued and outstanding immediately prior to the Effective Date shall upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into one validly issued, full paid and nonassessable share of Common Stock of the Surviving Corporation. Each share certificate of Xircom Merger Sub evidencing ownership of any such shares shall evidence, from and after the Effective Date, ownership of such shares of the Surviving Corporation.

     Section 3.2.   Stock of OTHI
                    -------------

     All of the shares of Capital Stock of OTHI which are issued and outstanding immediately prior to the Effective Date (the "OTHI Shares"), all of which shall on the Effective Date be owned by Omnipoint Finance (excluding, if applicable, shares of OTHI held by OTHI as treasury stock, which shares shall be canceled and extinguished on the Effective Date), shall, in the aggregate, upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into an aggregate of 1,201,079 shares (as adjusted for share splits, share dividends, recapitalizations and other comparable transactions which shall occur after the date hereof and before the Effective Date with respect to the Xircom Common Stock) of validly issued, fully paid and nonassessable shares of Xircom Common Stock (the "Xircom Shares").

     Section 3.3.   Exchange of Stock Certificate
                    -----------------------------

     On the Effective Date Omnipoint Finance shall surrender to the Surviving Corporation all outstanding certificates theretofore representing the OTHI Shares, together with the stock powers duly endorsed in blank with signatures appropriately guaranteed, and shall thereupon receive, in the aggregate for all OTHI Shares, in exchange therefor certificates representing the Xircom Shares.

                                   ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF THE VOICESTREAM PARTIES
           ---------------------------------------------------------

     Each VoiceStream Party jointly represents and warrants to the Xircom Parties that, except as disclosed in the VoiceStream Parties' Disclosure Schedule (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates):

     Section 4.1.   Organization of the VoiceStream Parties; Authority
                    --------------------------------------------------

     Each of the VoiceStream Parties is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, with the corporate or limited liability company power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

     Section 4.2.   Authorization; No Breach
                    ------------------------

     (a) The execution, delivery and performance of this Agreement, the Related Agreements to which it is a party and the consummation of the Transactions have been duly authorized by all requisite corporate or limited liability company action on the part of each Seller Party. This Agreement has been duly executed and delivered by each

VoiceStream Party and the Company and, as of the Effective Date, the Related Agreements to which each Seller Party is a party will be duly executed and delivered by it and the Agreement and each such Related Agreement constitutes, or will constitute upon execution and delivery, as applicable, a valid and binding obligation of such Seller Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     (b) The execution, delivery and performance of and compliance with this Agreement and the applicable Related Agreements by each Seller Party and the consummation of the Transactions will not, except to the extent that would not, or be reasonably likely to, result in any cost, loss or damage to the Company or its Subsidiary in excess of $100,000 in any individual case or have a Material Adverse Effect individually or in the aggregate or prevent the consummation of the Merger, (i) violate any provision of any foreign or domestic Laws applicable to or binding upon any Seller Party, (ii) violate any foreign or domestic order, judgment or decree applicable to any Seller Party, (iii) conflict with, or result in a breach of or default under, any term or condition of the Certificate of Incorporation (or Certificate of Formation, as may be applicable) or By-Laws (or Operating Agreement, as may be applicable) of any Seller Party, or (iv) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any material agreement to which any Seller Party is bound or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which the interest of Omnipoint Finance in the Company or to which any of the Company's or its Subsidiary's properties may be bound or to which any Seller Party is a party, or result in the creation of any Encumbrance upon any of the properties of the Company or its Subsidiary.

     Section 4.3.   Organization of the Company and its Subsidiary
                    ----------------------------------------------

     The Company and its Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate authority to own or lease the properties and assets they now own or hold under lease, to carry on their respective businesses as currently conducted and to enter into and perform their respective obligations under this Agreement and the Related Agreements to which they are parties. The Company and its Subsidiary are duly qualified to do business and are in good standing in jurisdictions where the nature of the properties owned or leased by them or the activities conducted by them make such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. The copies of the Certificate of Incorporation (or comparable organizational documents) and By-Laws of the Company and its Subsidiary heretofore delivered to Xircom are complete and correct copies of such instruments as presently in effect. Complete and correct copies of all board and shareholder minutes and consents of the Company and its Subsidiary have been made available to Xircom.

     Section 4.4.   Capitalization of the Company and its Subsidiary
                    ------------------------------------------------

     (a) Schedule 4.4 sets forth the name, jurisdiction of incorporation and authorized capitalization of the Company and its Subsidiary and the jurisdictions in which each such entity is organized and qualified to do business.

     (b) All the issued and outstanding capital stock of the Company and its Subsidiary is owned of record and beneficially in the manner set forth on
Schedule 4.4, free and clear of any Encumbrances. All of the outstanding shares of capital stock of the Company and its Subsidiary have been duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. No claim has been made or threatened to the Company or its Subsidiary asserting that any Person other than a Person listed on Schedule 4.4 is the holder or beneficial owner of, or has the right to acquire beneficial ownership of, any stock of, or any other voting, equity or ownership interest in the Company or its Subsidiary.

     (d) Neither the Company nor its Subsidiary holds any stock in their respective treasuries. There are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by the Company or its Subsidiary or other agreements or commitments to which the Company or its Subsidiary is a party of any character relating to the issued or unissued capital stock or other securities of the Company or its Subsidiary, including any agreement or commitment obligating the Company or its Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of the Company or its Subsidiary, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to the Company or its Subsidiary or obligating the Company or its Subsidiary to make any payments pursuant to any stock based or stock related plan or award. Neither the Company nor its Subsidiary has any obligation, including without limitation any obligation to issue any common stock, option or other securities or to make any payment, under any equity incentive plan or comparable arrangement. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets the Company or its Subsidiary. There are no (i) securities of the Company or its Subsidiary reserved for issuance for any purpose, (ii) agreements pursuant to which registration rights in the capital stock of the Company or its Subsidiary have been granted, (iii) shareholders agreements, whether written or verbal, among any current and former shareholders of the Company or its Subsidiary, including any agreements among the shareholders of Company or its Subsidiary with respect to the voting or transfer of capital stock of the Company or its Subsidiary or with respect to any other aspect of the Company's or its Subsidiary's affairs, (iv) agreements or undertakings obligating the Company or its Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or its Subsidiary or (v) irrevocable proxies with respect to the shares of capital stock of the Company or its Subsidiary.

     (e) Neither the Company nor its Subsidiary has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock.

     (f) Neither the Company nor its Subsidiary has any ownership interest in any Person except for the Subsidiary. There are no agreements or undertakings obligating the Company or its Subsidiary to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     Section 4.5.   Share Ownership
                    ---------------

     Omnipoint Finance is the record and beneficial owner of the OTHI Shares free and clear of any Encumbrances. On the Effective Date, Omnipoint Finance will transfer to Xircom the OTHI Shares free and clear of any Encumbrances.

     Section 4.6.   Governmental Consents; Permits
                     ------------------------------

     (a) Except as contemplated by this Agreement and the Related Agreements, no notice, consent, license, approval, order, waiver, expiration of waiting period or authorization of, or filing, application, registration, qualification or declaration with, any Governmental Body is required to be obtained or made by the Seller Parties in connection with the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the Transactions, other than those the failure of which to obtain would not have, or be likely to have, a Material Adverse Effect.

     (b) Schedule 4.6 sets forth a complete list of all Permits used in the operation of the businesses or otherwise held by the Company or any of its Subsidiary in connection with their respective businesses except for Permits the absence of which would not have a Material Adverse Effect. All Permits listed on
Schedule 4.6 are, as of the date hereof, and will be, as of the Effective Date, in full force and effect. The Company and its Subsidiary have, and at all times have had, all Permits required for the operation of their respective businesses in the ordinary course, except for such permits the absence of which would not have a Material Adverse Effect, and each of the Company and its Subsidiary owns or possesses such Permits free and clear of all Encumbrances. Neither the Company nor any of its Subsidiary is in material default, nor received any notice of any claim of default, with respect to any such Permit. Except for Permits the absence of which would not have a Material Adverse Effect, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.6(b), no present or former shareholder, director, officer, employee or Affiliate of the Company or its Subsidiary owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company or any of its Subsidiary owns, possesses or uses.

     Section 4.7.   Financial Matters
                    -----------------

     (a) Attached hereto as Schedule 4.7(a) are true and correct copies of balance sheets and the income statements of the Company and its Subsidiary for the fiscal years ended December 31, 1999 and December 31, 1998 (collectively, the "Company Financial Statements").

     (b) The balance sheets of the Company and its Subsidiary included in the Company Financial Statements fairly present the consolidated financial position of the Company and its Subsidiary as of the respective dates thereof and the income statements included in the Company Financial Statements fairly present the financial condition and results of operations of the Company and its Subsidiary for the periods set forth therein, in each case in accordance with GAAP consistently applied throughout the period involved.

     (c) Attached hereto as Schedule 4.7(c) are true and correct copies of the consolidated balance sheet and the statements of income of the Company and its Subsidiary for the three-month periods ended March 31, 2000 and March 31, 1999 (the "Interim Financial Statements") and such three-month financial statements fairly present the financial condition and results of operations of the Company and its Subsidiary as of and for the period set forth therein, in each case in accordance with GAAP consistently applied, subject to normal and recurring year-end adjustments.

     Section 4.8.   Absence of Certain Changes
                    --------------------------

     Since March 31, 2000 there have been no changes, events or conditions that individually or in the aggregate have resulted in, or could reasonably be expected to result in, a Material Adverse Effect, except for changes occurring before the date of this Agreement and specifically described in Schedule 4.8 or occurring after the date of this Agreement and in each case generally affecting other Persons engaged in the same business as the Company and its Subsidiary. Since March 31, 2000, (a) the business of the Company and its Subsidiary has been operated in the ordinary course of business consistent with past practice,
(b) neither the Company nor its Subsidiary has entered into, or agreed to enter into, any transaction not in the ordinary course of business and (c) neither the Company nor its Subsidiary has made any changes in its accounting principles or practices.

     Since March 31, 2000, neither the Company nor its Subsidiary has:

          (i) declared or paid any dividends, or authorized or made any redemption or other distribution upon or with respect to any class or series of their respective capital stock;

          (ii) incurred or guaranteed any indebtedness for money borrowed, incurred any other liabilities outside the ordinary course of business, increased the amount of all intercompany accounts owed by the Company or its Subsidiary to VoiceStream or any of its Affiliates (other than the Company or its Subsidiary), net of intercompany accounts owed by VoiceStream or any of its Affiliates (other than the Company or its Subsidiary) to the Company or its Subsidiary by over $100,000, or created any lien on any asset other than in the ordinary course of business, consistent with past practices;

          (iii) made any loans or advances to, or investments in, any Person, other than in the ordinary course of business, consistent with past practices;

          (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of business;

          (v) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals (other than employment, stock option, confidentiality, non-competition and intellectual property rights agreements entered into in the ordinary course of business and disclosed on Schedule 4.8 hereto) or made any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director outside the ordinary course of business, consistent with past practices;

          (vi) entered into, or made any material change or amendment to a Significant Contract, except for changes or amendments in the ordinary course of business, consistent with past practices;

          (vii) suffered any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company and its Subsidiary except for any damage, destruction or other casualty loss that individually or in the aggregate has not and would not reasonably be expected to have a Material Adverse Effect; or

          (viii) made any commitment or entered into any agreement to do any of the things described in the preceding clauses (i) through (vii) (other than in connection with this Agreement and the Related Agreements).

     Section 4.9.   Undisclosed Liabilities
                    -----------------------

     Neither the Company nor its Subsidiary has any liabilities or obligations, matured or unmatured, contingent or fixed (other than liabilities or obligations arising from contracts entered into by the Company or its Subsidiary in the ordinary course of business), except liabilities or obligations that (a) are fully reflected as liabilities or reserved for on the balance sheet as of March 31, 2000 contained in the Interim Financial Statements, (b) have been incurred in the ordinary course of business consistent with past practice by the Company since March 31, 2000, (c) are disclosed in Schedule 4.9 hereto, (d) arise out of facts or events that are within the scope of the subject matter of any other representation or warranty contained in this Article 4 and would have required disclosure but for the Knowledge, time or materiality limitation contained in the relevant representation or warranty, (e) have been incurred in connection with the execution of this Agreement and the Related Agreements, or (f) have been incurred in the ordinary course of business that are not required to be set forth in the Interim Financial Statements or the Company Financial Statements or the notes thereto under GAAP and that individually or in the aggregate would not have a Material Adverse Effect.

     Section 4.10.   Title to Assets; Encumbrances
                     -----------------------------

     The Company or its Subsidiary is the sole and exclusive owner of, and has good and valid title to (or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in) their respective properties and assets, free and clear of any Encumbrances including all properties and assets reflected in the Interim Financial Statements. Such assets constitute all of the assets used by the Company and its Subsidiary in connection with the operation and conduct of their respective businesses.

     Section 4.11.   Tangible Personal Property and Real Property
                     --------------------------------------------

     (a) Schedule 4.11(a) contains a true, correct and complete listing of all of the furniture, fixtures and equipment owned by the Company and its Subsidiary (using generic groupings, e.g. "five chairs", where appropriate). All property owned, leased or used by the Company or its Subsidiary is in usable working condition except for normal wear and tear and is adequate for the conduct of their respective businesses in substantially the same manner as has heretofore been conducted. None of the personal property owned, leased or used by the Company or its Subsidiary is located anywhere other than at the Company's principal place of business.

     (b) Neither the Company nor its Subsidiary has fee ownership of any real property.

     (c) The leases (the "Leases") of all real property and personal property leased by the Company or its Subsidiary ("Leased Property") are in full force and effect, other than those the loss of which in the aggregate would not have a Material Adverse Effect. The Company and its Subsidiary enjoy peaceful and undisturbed possession under each such Lease and is not in default in any material respect under any of such Leases and, to the Knowledge of the Seller Parties, no condition exists which with notice or lapse of time or both would constitute such a default thereunder and none of the Seller Parties is aware of any default in any material respect by any other party to any such Lease. True and correct copies of all material Leases and subleases are listed on Schedule 4.11(c) and have heretofore been made available to Xircom. There are no consents required for any material Lease to be in full force and effect, without breach or default, following the consummation of the Transactions. No condemnation, expropriation, eminent domain or similar proceeding is pending or, to the Knowledge of the Seller Parties, contemplated with respect to any of such Leased Property. All Leased Property has adequate utilities, access and parking for the current use and operation thereof.

Section 4.12.   Intellectual Property
                ---------------------
(a)     Marks
        -----

        (i) Schedule 4.12(a) sets forth a list of the Marks owned by or licensed to the Company or its Subsidiary (or made available to them by the VoiceStream Parties or their Affiliates) and material to the conduct of their businesses, including a summary of the registration status of Company Marks in each country where the VoiceStream Parties, the Company or its Subsidiary has registered such Company Marks;

        (ii) The Company or its Subsidiary (or, prior to the Effective Date, one of the VoiceStream Parties) is the owner of all right, title and interest in and to the registrations and pending applications for the Company Marks in the countries in which such registrations were obtained or applications are pending within the scope of use set forth in such registrations or applications (as applicable), free and clear of any and all Encumbrances;

        (iii) None of the Seller Parties is aware of any material pending claim (whether written or oral) challenging the validity or enforceability of the Company Marks or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

        (iv) To the Knowledge of the Seller Parties, the registrations for the Company Marks are legally valid and enforceable without material qualification, limitation or restriction on their respective uses with respect to the goods or services specified in the registration in the applicable jurisdiction covered by the registrations referred to in Schedule 4.12(a), except to the extent the Company Marks are not in use in such jurisdiction;

        (v) The Seller Parties have taken reasonable steps to protect their respective rights in and to the Company Marks in each case in accordance with standard industry practice;

        (vi) None of the Seller Parties has granted to any Person any right, license or permission to use the Company Marks other than in the ordinary course of business except for licenses to Company Marks implied by law and which are not Known to the Seller Parties;

        (vii) The Company Marks are not subject to cancellation in any opposition or proceeding and, to the Knowledge of the Seller Parties, no such action is threatened with the respect to the Company Marks; and

        (viii) to the Knowledge of the Seller Parties, there is no trademark or service mark or application therefor of any other Person that is conflicting with the Company Marks and the use of the Company Marks in the manner used by the

     Company or its Subsidiary as of the date hereof does not create a likelihood of confusion with any trade name, trademark or service mark of any other Person;

     (b)  Patents
          -------

          (i) Schedule 4.12(b) sets forth a list of the Patents owned or licensed to the Company or its Subsidiary (or made available to them by the VoiceStream Parties or their Affiliates) and material to the conduct of their business, including a summary of the application and prosecution status of such Company Patents in each country where the Seller Parties have applied for and/or received a patent;

          (ii) The Company or its Subsidiary (or prior to the Effective Date one of the VoiceStream Parties) is the owner of all right, title and interest in and to the Company Patents in the countries in which such patents were obtained or applications are pending, free and clear of any and all Encumbrances;

          (iii) None of the Seller Parties is aware of any notice or claim (whether written or oral) challenging the validity or enforceability of the Company Patents, challenging the Company's or its Subsidiary's complete and exclusive ownership of such rights in the Company Patents or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

          (iv) To the Knowledge of the Seller Parties, the Company Patents are legally valid and enforceable;

          (v) The Seller Parties have taken reasonable steps to protect their respective rights in and to the Company Patents, in each case in accordance with standard industry practice;

          (vi) None of the Seller Parties has granted to any Person any right, license or permission to use the Company Patents, except for licenses to Company Patents implied by law and which are not Known to the Seller Parties;

          (vii) All maintenance fees, annuities, and the like due on the Company Patents have been timely paid; and

          (viii) The Company Patents are not now involved in any opposition or cancellation proceeding and, to the Knowledge of the Seller Parties, no such action is threatened with the respect to the Company Patents.

     (c)    Trade Secrets.  The Company and its Subsidiary have taken reasonable
            -------------
precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all other Trade Secrets of the Company and its Subsidiary (collectively, "Owned Trade Secrets"). Except as may be set forth in Schedule 4.12(c):

          (i) To the Knowledge of the Seller Parties, the Company and its Subsidiary own all of the Owned Trade Secrets and none of the Owned Trade

     Secrets are subject to any Encumbrances or other adverse claims or interests of any kind or nature, and none of the Seller Parties has received any written notice or claim challenging its ownership of any of the Owned Trade Secrets;

          (ii) with respect to each Owned Trade Secret, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others;

          (iii) to the Knowledge of the Seller Parties, no other Person is currently misappropriating any of the Owned Trade Secrets.

     (d)    Infringement.  Except as may be set forth in Schedule 4.12(d), no
            ------------
Seller Party is a party to any legal action or proceeding, nor is (nor during one-year period prior to date hereof has there been) any legal action or proceeding been threatened in writing, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by any Seller Party against any other Person or (ii) by any Person against any Seller Party, with respect to any Intellectual Property Right used or exploited by the Company or its Subsidiary. Except as may be set forth in Schedule 4.12(d), to the Knowledge of the Seller Parties the use or other exploitation by the Company or its Subsidiary of the Company Patents, does not conflict with, infringe upon, violate, result in a misappropriation of, or otherwise involve any material wrongful use or exploitation of, any patent, copyright, trade secret or other Intellectual Property Right or other right of any Person, nor is any of the foregoing subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use thereof by the Company or its Subsidiary or restricting the sale, transfer, assignment or licensing thereof by the Company or its Subsidiary to any Person. Except as may be set forth in Schedule 4.12(d), the Company and its Subsidiary have the exclusive right to bring actions against any Person that is infringing the Company Patents, and to retain for itself any damages recovered in any such action.

     (e)    Employee Assignment Agreements.  Except as set forth in Schedule
            ------------------------------
4.12(e), all current and former employees and consultants of any Seller Party, whose duties or responsibilities relate to the development of Intellectual Property Rights owned or to be owned by the Company or its Subsidiary have entered into assignment and proprietary information agreements with the Company or its Subsidiary (or with a Seller Party and assigned or to be assigned to the Company or its Subsidiary on the Effective Date) in substantially the form provided to Xircom. To the Knowledge of the VoiceStream Parties, no employee or consultant of the Company or its Subsidiary is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or its Subsidiary or to promote the interests of the Company or its Subsidiary or that would conflict with their respective businesses. Except as set forth in Schedule 4.12(e), to the Knowledge of the Seller Parties it will not be necessary to utilize any intellectual property of any employees of the Company or its

Subsidiary (or Persons the Company or its Subsidiary currently intends to hire) acquired prior to their employment by the Company or its Subsidiary in order to continue to use and exploit any of the Intellectual Property Rights used or exploited (or anticipated to be used or exploited) by the Company or its Subsidiary after the Effective Date.

     (f) Software. To the Knowledge of the Seller Parties, the Company or its Subsidiary is the owner or licensee of right, title and interest in and to all Software necessary for the conduct of their businesses, free and clear of any and all Encumbrances, and none of the Seller Parties is aware of any notice or claim (whether written, oral or otherwise) challenging the Company's or its Subsidiary's ownership or right to use such Software. To the Knowledge of the Seller Parties, none of the Software developed by or for the Company or its Subsidiary contains any Software that embodies Intellectual Property Rights of any person other than the Company or its Subsidiary, except for such Software obtained by the Company or its Subsidiary from third parties that make such Software generally available to all interested purchasers or end-users on standard commercial terms and that have expressly licensed the Company or its Subsidiary to utilize such Software in the manner they have been utilized. To the Knowledge of the Seller Parties, the Company and its Subsidiary have lawfully acquired the right to use the Software licensed to them, as it is used in the conduct of their respective businesses as presently conducted, and have not exercised any rights in respect of any licensed Software, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the person from which the right to use such licensed Software was obtained. To the Knowledge of the Seller Parties, the Company and its Subsidiary have taken all actions customary in the software industry to document the Software used by it and its operation, such that the Software, including the source code and documentation, may be understood, modified and maintained by reasonably competent programmers.

     (g)    Sufficiency of Owned and Licensed Intellectual Property.  To the
            -------------------------------------------------------
Knowledge of the Seller Parties, except as set forth in Schedule 4.12(g), the Marks, Patents, Trade Secrets and Intellectual Property Rights owned by or licensed to the Company and its Subsidiary, including without limitation the foregoing to the extent they apply to any Software, constitute all of the Intellectual Property Rights necessary for the conduct of the respective businesses of the Company and its Subsidiary as presently conducted and constitute all of the Intellectual Property Rights necessary to operate such businesses after the Closing in substantially the same manner as such businesses heretofore has been operated by the Company and its Subsidiary.

     Section 4.13.   Compliance with Law and Agreements
                     ----------------------------------

     Neither the Company nor its Subsidiary is currently in violation, breach or default of (i) any term of their respective organizational documents or bylaws,
(ii) any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or its Subsidiary is a party or by which any of them may be bound, or (iii) any provision of any foreign or domestic state or federal Law, judgment, decree, order, applicable to or binding upon the Company or its Subsidiary except for such violations, breaches or defaults that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. None of the Seller Parties, the Company or its Subsidiary has received any notice to the effect that, or otherwise been advised that, the Company or its Subsidiary is not in compliance with any Law, and the Company does not know of any existing circumstances that are likely to result in violations of any of the foregoing in any instance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 4.14.   Tax Matters
                     -----------

     (a) Except to the extent indicated in Schedule 4.14, and except as would not have a Material Adverse Effect

            (i) All Returns that are required to be filed by or with respect to the Company and its Subsidiary through the Effective Date have been or will be duly and timely filed and are or will be accurate, complete and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law);

            (ii) all Taxes of the Company and its Subsidiary which are due and payable have been or will be paid in full;

            (iii) there is no dispute or claim concerning any liability with respect to Taxes of the Company or its Subsidiary that has been claimed or raised by any Tax authority in writing;

            (iv) neither the Company nor its Subsidiary is now subject to a claim for the assessment of Taxes or examination by any taxing authority,

            (v) no extensions or waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiary;

            (vi) there are no Encumbrances with respect to Taxes, other than Encumbrances for Taxes not yet due and payable;

            (vii) no claim has been made in writing by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and

            (viii) each of the Company and its Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (b) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer of shares contemplated by this Agreement and neither the

Company, nor its Subsidiaries has been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S) 897(c)(1)(A)(ii).

     (c) As a result of this Agreement or Xircom's acquisition of the Company and its Subsidiary (including, without limitation, termination of employment prior to or following the Merger), none of Xircom, the Company or their respective Subsidiaries will be obligated to make a payment to an individual that would be an "excess parachute payment" to a "disqualified individual", as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (d) Neither the Company, nor its Subsidiary is party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

     (e) Neither the Company, nor its Subsidiary is party to or bound by any closing agreement or offer in compromise with any taxing authority.

     (f) Neither the Company nor its Subsidiary has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

     (g) Neither the Company nor its Subsidiary has been a personal holding company under Section 542 of the Code.

     (h) Neither the Company nor its Subsidiary has agreed to make, nor is any of them required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

     (i) Schedule 4.14(i) sets forth all foreign jurisdictions in which the Company and its Subsidiary are subject to tax, is engaged in business or has a permanent establishment.

     Section 4.15.   Litigation
                     ----------

     Schedule 4.15 sets forth a list of all Litigation pending against the Company and its Subsidiary. There is no Litigation pending or, to the Knowledge of the Seller Parties, threatened against the VoiceStream Parties, the Company or its Subsidiary or their respective activities, properties or assets which, individually or in the aggregate, could materially impair the ability of the VoiceStream Parties, the Company or its Subsidiary to consummate the Transactions or which Litigation could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor its Subsidiary is party to or subject to the provisions of any court order, writ, injunction, judgment or decree of any Governmental Body that, individually or in the aggregate, could prevent, enjoin, alter or materially delay consummation of any of the Transactions or has had, or could reasonably be expected to have, a Material Adverse Effect.

     Section 4.16.   Contracts
                     ---------

     (a) As of the date hereof, all agreements, contracts, leases, licenses, instruments, commitments or understandings (oral or written) to which the Company or its Subsidiary is a party or by which it is bound that (i) are material to the conduct and operations of their respective businesses and properties, (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company or its Subsidiary or (iii) obligate the Company or its Subsidiary to develop any product or technology (the "Significant Contracts") are listed in Schedule 4.16. For purposes of this Section 4.16, "material" or "significant" shall mean any agreement, contract, indebtedness, liability or other obligation either (x) having an aggregate value, cost or amount in excess of $100,000 or (y) not terminable upon less than thirty days' notice.

     (b) Each Significant Contract is in full force and effect, paid currently, and is valid, binding and enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The Company and its Subsidiary are not in default in any material respect with any Significant Contract and, to the Knowledge of the Seller Parties, no condition exists which with notice or lapse of time or both would constitute a default under the Significant Contracts. None of the Seller Parties is aware of any default in any material respect by any other party to a Significant Contract. True, correct and complete copies of all Significant Contracts have heretofore been made available Company to Xircom. There are no consents required for any Significant Contracts to be in full force and effect, without default or breach, following the consummation of the Transactions. None of the VoiceStream Parties, the Company, or the Subsidiaries are aware of any intent by any party to any Significant Contract to terminate or amend the terms thereof or to refuse to renew any such Significant Contract upon expiration of its term. The Company and its Subsidiary are not contractually restricted from carrying out their respective businesses anywhere in the world.

     (c) Except as set forth in Schedule 4.16, neither the Company nor any of its Subsidiary is a party to any (i) individual written employment agreement or consulting agreement that either (A) obligates the Company and its Subsidiary to pay aggregate annual compensation, or provide annual services, as the case may be, in excess of $100,000 or (B) is not terminable by the Company or its Subsidiary upon ninety (90) days notice or less, (ii) license agreement or other arrangement that limits or restrains the Company or its Subsidiary from engaging or competing in any business or conveys to any other party exclusive rights in any jurisdiction to use proprietary assets of the Company or its Subsidiary,
(iii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company or any of its Subsidiary or the guaranty of any obligation for the borrowing of money by the Company or any of its Subsidiary or any third party, (iv) agreement that creates a partnership, joint venture, teaming arrangement or similar arrangement or (v) indemnification agreements currently in effect between the Company or its Subsidiary and any of its past or present officers, directors or employees.

     Section 4.17.   ERISA; Employee Benefits
                     ------------------------
     (a) Schedule 4.17(a) contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, health, vacation, insurance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements, written or oral (each, a "Benefit Plan") in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of the Company or its Subsidiary participates or to which any such Employees, Consultants or Directors are a party (the "Company Benefit Plans"). Neither the Company nor its Subsidiary has any commitment to create any additional material Benefit Plan or to modify or change any existing Company Benefit Plan in any material respect. With respect to each Company Benefit Plan, if applicable, the Company has provided or made available to Xircom true and complete copies of existing: (i) documents pertaining to such Company Benefit Plan and amendments thereto; (ii) trust agreements, (iii) the most recent annual report and actuarial report, if required, (iv) the most recent summary plan description;
(v) the most recent determination letter issued by the IRS and accompanying schedule, if any; and (vi) Forms 5500 as filed with the IRS for the most recent three years.

     (b) None of the Company or its Subsidiary has contributed, or been obligated to contribute, to any Benefit Plans which are "multiemployer plans" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) or "multiple employer plans" (within the meaning of Section 413(c) of the Code or 4063 or 4064 of ERISA). All Company Benefit Plans have been maintained and operated in material accordance with their terms and are in compliance with applicable law in all material respects, including but not limited to ERISA and the Code. No Company Benefit Plan is covered by Title IV of ERISA. Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under
Section 501(a) of the Code, and each such Company Benefit Plan has received a favorable determination letter from the IRS or intends to apply for such a letter within the applicable remedial period.

     (c) No liability under Title IV of ERISA has been or is expected to be incurred by the Company or its Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan").

     (d) All contributions required to be made under the terms of any Company Benefit Plan or ERISA Affiliate Plan have been timely made. All contributions accrued through the Effective Date with respect to any Company Benefit Plan will be paid by the Company prior to the Effective Date. Neither the Company nor its Subsidiary has any obligation to make contributions to, or reimburse any VoiceStream Party with respect to, any Benefits Plans of any VoiceStream Parties.

     (e) To the Knowledge of the VoiceStream Parties neither the Company nor any ERISA Affiliate has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or its Subsidiary to a tax or penalty imposed by either Sections 4975 or 4976 of the Code or Sections 409 or 502(i) of ERISA, and neither the Company nor any ERISA Affiliate has incurred any liability for any excise tax arising under Sections 4970B or 4972 of the Code and no facts exists that are reasonably likely to give rise to any such liability.

     (f) To the Knowledge of the VoiceStream Parties there are no pending, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

     (g) No Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable law, or benefits the cost of which is borne by the current or former employee (or his beneficiary).

     Section 4.18.   Labor Matters
                     -------------

     (a) Neither the Company, nor its Subsidiary is bound by or subject to (and none of their respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union (including, without limitation, any collective bargaining agreements), and no labor union has requested or, to the Knowledge of the Seller Parties, has sought to represent any of the employees, representatives or agents of Company or its Subsidiary. There is no unfair labor practice complaint against the Company or its Subsidiary pending, or to the Knowledge of the Seller Parties, threatened before the National Labor Relations Board or other similar forum or, to the Knowledge of the Seller Parties, efforts to organize with respect to employees of the Company or its Subsidiary. There is not now, nor has there been within the last three years, any labor strike, slowdown or stoppage actually pending or threatened against the Company or its Subsidiary. No grievance which would have a Material Adverse Effect nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists.

     (b) Schedule 4.18(b) sets forth the names of each of the key, exempt employees (i.e., those employees whose annual cash compensation exceeds $50,000 and who are considered "exempt" from the payment of overtime) of the Company or its

Subsidiary, and also sets forth the base payment made to such key employee each pay period as of the date hereof and projections for the current fiscal year of other incentive compensation (including bonuses) for each person named therein. Neither the Company nor its Subsidiary is aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company or its Subsidiary. Schedule 4.18(b) also sets forth all employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements, nondisclosure agreements, noncompetition agreements, agreements with commission agents or other similar agreements, written or oral, between the Company and its Subsidiary and any of their respective Directors, Employees or Consultants. There are no such agreements under which the Transactions will require any payment by the Company or any Subsidiary, or any consent or waiver from any person or will result in any change in the nature of any rights of any person thereunder. To the Knowledge of the Seller Parties, no Employee or Director of the Company or its Subsidiary is a party to, or is otherwise bound by, any nondisclosure, confidentiality, noncompetition, proprietary rights, employment, consulting or similar agreement, between such Employee or Director and any other Person that materially adversely affects or will affect the performance of his or her duties as an Employee or Director of the Company or its Subsidiary.

     Section 4.19.   Insurance
                     ---------

     Schedule 4.19 sets forth a complete and correct list of all insurance policies of the Company and its Subsidiary of any kind currently in force or in force within the last three years, or under which claims may currently be pending, and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage. VoiceStream or the Company has made available to Xircom true and complete copies of all insurance policies relating to the business or assets of the Company and its Subsidiary, such policies remain in full force and effect as of the date hereof and no notice of cancellation or termination has been received with respect to any such policy. All insurance coverage applicable to the Company and its Subsidiary and their respective businesses insures the Company and its Subsidiary in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located. Except as set forth on Schedule 4.19, neither the Company, nor its Subsidiary has self-insurance or co-insurance programs (including programs supported or provided by the VoiceStream Parties), and the reserves set forth on the March 31, 2000 balance sheet included in the Interim Financial Statements are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

     Section 4.20.   Environmental Matters
                     ---------------------

     (a) During the period that the Company or its Subsidiary has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Substances on, from or under such properties or facilities in violation of any Environmental Laws or which would require remedial action under any Environmental

Law and (ii) neither the Company, its Subsidiary, nor, to the Knowledge of Seller Parties, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Substances. None of the Seller Parties has Knowledge of any presence, disposals, releases or threatened releases of Hazardous Substances on, from or under any of such properties or facilities, which may have occurred prior to the Company or its Subsidiary having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

     (b) Except as have not had and would not have, individually or in the aggregate, a Material Adverse Effect:

            (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the Knowledge of the Seller Parties, is threatened by any Governmental Body or other Person relating to or arising out of any Environmental Law;

            (ii) each of the Company and its Subsidiary is and has been in compliance with all Environmental Laws and all Environmental Permits; and

            (iii) to the Knowledge of the Seller Parties, there are no liabilities of or relating to the Company or its Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and to the Knowledge of Seller Parties, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

            (iv) there have been no environmental assessments, investigations, studies, audits, tests, reviews or other analyses conducted (collectively, "Environmental Reports") of which the Seller Parties has Knowledge in relation to the current or prior business of the Company or its Subsidiary or any property or facility now or previously owned or leased by the Company or its Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

            (v) For purposes of this Section 4.20, the terms Company and its Subsidiary shall include any entity that is, in whole or in part, a predecessor of the Company or its Subsidiary.

     Section 4.21.  Books and Records
                    -----------------

     The Company has made and will make available for inspection by Xircom the true, correct and complete books of account relating to the business of the Company and its Subsidiary which, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiary. The books of account of the Company and its Subsidiary reflect the transactions and other matters required to be set forth under GAAP applied on a consistent basis. The minute books of the Company and its Subsidiary previously made available to Xircom accurately and adequately reflect in all material respects all action previously taken by their respective shareholders, boards of directors and committees of the board of directors. The copies of the stock book records of the Company and its Subsidiary previously made available to Xircom are true, correct and complete, and accurately reflect all transactions effected in the stock of the Company and its Subsidiary through and including the date hereof.

     Section 4.22.  Customers and Suppliers
                    -----------------------

     (a) Schedule 4.22 sets forth a true and correct list of the ten largest customers of the Company and its Subsidiary in terms of revenues during the year ended December 31, 1999 and during the quarter ended March 31, 2000 showing the approximate total products sold or services performed by the Company and its Subsidiary to or for each such customer during each such period.

     (b) To the Knowledge of the Seller Parties, no material supplier or customer of the Company or its Subsidiary has canceled or otherwise terminated or materially decreased, or made any written threat to the Company or to its Subsidiary to cancel or otherwise terminate or materially decrease, for any reason, including the consummation of the Transactions, its relationship with the Company or its Subsidiary or to change its current business relationship with the Company or its Subsidiary.

     Section 4.23.  Brokers and Intermediaries
                    --------------------------

     None of the Seller Parties has employed any broker, finder, adviser consultant or intermediary in connection with the Transactions which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     Section 4.24.  Acquisition of Shares
                    ---------------------

     (a) The Xircom Shares are being acquired by Omnipoint Finance for its own account solely for the purpose of investment without the view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof. Omnipoint Finance will not so distribute or resell any Xircom Shares in violation of any such law.

     (b) The VoiceStream Parties acknowledge that they have had an opportunity to discuss the business, affairs and current prospects of Xircom with the officers of

Xircom. The VoiceStream Parties further acknowledge having had access to information about Xircom that it has requested. VoiceStream acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of holding Xircom Shares pursuant to this Agreement.

     (c) The VoiceStream Parties acknowledge that the Xircom Shares being issued are not registered. The VoiceStream Parties acknowledge that each certificate representing the Xircom Shares and any other securities issued in respect of the Xircom Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THAT CERTAIN SHAREHOLDER AGREEMENT, DATED AS OF JUNE __, 2000, BY AND AMONG XIRCOM, INC, VOICESTREAM WIRELESS CORPORATION AND OMNIPOINT FINANCE, LLC, THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

     Section 4.25.  Transactions with Certain Persons
                    ---------------------------------

     Schedule 4.25 sets forth a list of all agreements between the Company or its Subsidiary and VoiceStream or any of its Affiliates (other than the Company or its Subsidiary). Except as set forth in Schedule 4.25, no Affiliate of the Company and no officer or director of the Company or its Subsidiary has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to the Company or its Subsidiary any goods, property, technology, intellectual or other property rights or (b) any contract or agreement to which the Company or its Subsidiary is a party or by which it may be bound or affected. Each Affiliate agreement set forth on Schedule 4.25 shall be terminated on or prior to the Effective Date without any liability to the Company or its Subsidiary.

     Section 4.26.  Certain Business Practices
                    --------------------------

     None of the directors, officers, agents or employees of the Company or its Subsidiary or any of their Affiliates has, in each case in connection with the respective businesses of the Company or its Subsidiary, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including without limitation, expenses related to political activity, or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 4.27.  Bank Accounts
                    -------------

     Schedule 4.27 contains a true, correct and complete list of all bank accounts maintained by the Company and its Subsidiary, including each account number and the name and address of each bank and the name of each person who has signature power with respect to each such account.

     Section 4.28.  Material Misstatements or Omissions
                    -----------------------------------

     No representations or warranties by any of the Seller Parties in this Agreement, nor any written statement or certificate or other instrument furnished to the Xircom Parties pursuant hereto, including, without limitation the Schedules hereto, contains or will contain any untrue statement of a material fact or, when considered as a whole, omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

     Section 4.29.  Limitation
                    ----------

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE VOICESTREAM PARTIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES AND HEREBY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE VOICESTREAM PARTIES OR THE COMPANY OR ITS SUBSIDIARY OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARY, THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE RELATED AGREEMENTS OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO XIRCOM OR ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF XIRCOM
                   ----------------------------------------

     Each of the Xircom Parties jointly represents and warrants to the VoiceStream Parties that, except as disclosed in the Xircom Parties' Disclosure Schedule (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates):

     Section 5.1.  Organization of Xircom; Authority
                   ---------------------------------

     Each of the Xircom Parties is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the corporate power and authority to (i) enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder and (ii) own or lease the properties and assets it now owns or holds under lease and to carry on its business as currently conducted. Each of the Xircom Parties is duly qualified to do business and is in good standing in jurisdictions where the nature of the properties owned or leased by it or the activities conducted by it make such qualification necessary, except where the failure to be so qualified and in good standing would not have a Xircom Material Adverse Effect.

     Section 5.2.  Authorization; No Breach
                   ------------------------

     The execution, delivery and performance of this Agreement, and the Related Agreements to which it is a party and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Xircom Parties. This Agreement has been duly executed and delivered by each of the Xircom Parties, and, as of the Effective Date, the Related Agreements to which it is a party will be duly executed and delivered by it and the Agreement, and each such Related Agreement constitutes or will constitute upon execution and delivery, as applicable, a valid and binding obligation of each Xircom Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equitable principles.

     The execution, delivery and performance of and compliance with this Agreement and the applicable Related Agreements by each Xircom Party and the consummation of the Transactions will not, except to the extent that would not, or be reasonably likely to, have a Material Adverse Effect, individually or in the aggregate or prevent the consummation of the Merger, (a) violate any provision of any foreign or domestic laws applicable to or binding on Xircom or any of its Subsidiaries (b) violate any foreign or domestic order, judgment or decree applicable to Xircom or any of its Subsidiaries, (c) conflict with, or result in a breach of or default under, any term or condition of the Certificate of Incorporation or By-Laws of Xircom or any of its Subsidiaries or (d) violate, conflict with, result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any agreement to which Xircom or any of its Subsidiaries are bound or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which Xircom or any of its Subsidiaries, or any of their respective properties may be bound, or to which Xircom or any of its Subsidiaries are a party, or result in the creation of any Encumbrance upon any of the properties of Xircom or any of its Subsidiaries.

     Section 5.3.  Capitalization
                   --------------
     (a) The authorized capital stock of Xircom consists of 125,000,000 shares of Xircom Common Stock and 2,000,000 shares of Xircom Preferred Stock. As of the close of business on June 9, 2000, there were outstanding (i) 29,898,663 shares of Xircom Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) stock options to purchase an aggregate of 4,781,754 shares of

Xircom Common Stock, (iii) no phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement, (iv) no warrants to purchase shares of Xircom Common Stock, and (v) no shares of Xircom Preferred Stock. All outstanding shares of capital stock of Xircom have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (b) Except as set forth in Section 5.3(b), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by Xircom or its Subsidiaries, or other agreements or commitments to which Xircom or its Subsidiaries is a party of any character relating to the issued or unissued capital stock or other securities of Xircom or its Subsidiaries, including any agreement or commitment obligating Xircom or its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of Xircom or its Subsidiaries, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to Xircom or its Subsidiaries or obligating Xircom or its Subsidiaries to make any payments pursuant to any stock-based or stock-related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of Xircom or its Subsidiaries. There are no (i) agreements pursuant to which registration rights in the capital stock of Xircom or its Subsidiaries have been granted or (ii) to the Knowledge of Xircom, shareholder agreements, whether written or verbal, among any current or former shareholders of Xircom or its Subsidiaries, including any agreements between the shareholders of Xircom or its Subsidiaries with respect to the voting or transfer or capital stock of Xircom or its Subsidiaries or with respect to any other aspect of Xircom's or its Subsidiaries' affairs.

     Section 5.4.  SEC Filings; Financial Statements
                   ---------------------------------

     (a) Xircom has filed all forms, reports, exhibits and other documents required to be filed with the Securities and Exchange Commission ("SEC") since September 30, 1998 and has made available to VoiceStream (i) its Annual Report on Form 10-K for the period ended September 30, 1999 and its Quarterly Report on Form 10-Q for the periods December 31, 1999, and March 31, 2000 respectively,
(ii) all proxy statements relating to Xircom's meetings of stockholders (whether annual or special) held since September 30, 1999, (iii) all other reports or registration statements (other than reports on Forms 3, 4 or 5 filed on behalf of affiliates of Xircom) filed by Xircom with the SEC since September 30, 1999, and (iv) all amendments and supplements to all such reports and registration statements filed by Xircom with the SEC (collectively, the "Xircom SEC Reports"). As of their respective filing dates, the Xircom SEC Reports (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended, and the SEC rules thereunder (the "Securities Act") or the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Xircom SEC report. No subsidiary is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Xircom SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Xircom and its Subsidiaries as of the respective dates thereof and the consolidated statements of income, shareholder's equity and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

     (c) Other than as has been disclosed to VoiceStream in writing, to the Knowledge of Xircom no event has occurred since March 31, 2000 which would require Xircom to file a Form 8-K with the SEC.

     Section 5.5.  Absence of Certain Changes
                   --------------------------

     Since March 31, 2000 there have been no changes, events or conditions that individually or in the aggregate have resulted in, or could reasonably be expected to result in a Xircom Material Adverse Effect, except for changes occurring before the date of this Agreement and specifically described in
Schedule 5.5 or occurring after the date of this Agreement and in each case generally affecting other Persons engaged in the same business as Xircom and its Subsidiaries. Since March 31, 2000, (a) the business of the Xircom and its Subsidiaries has been operated in the ordinary course of business consistent with past practice, (b) neither the Xircom nor its Subsidiaries has entered into, or agreed to enter into, any transaction not in the ordinary course of business and (c) neither Xircom nor its Subsidiaries has made any changes in its accounting principles or practices

     Section 5.6.  Governmental Consents
                   ---------------------

     Except as contemplated by this Agreement and the Related Agreements, no notice, consent, license, approval, order, waiver, expiration of waiting period or authorization of, or filing, application, registration, qualification or declaration with, any Governmental Body is required to be obtained or made by the Xircom Parties in connection with the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the Transactions, other than those the failure of which to obtain would not have, or be likely to have, a Xircom Material Adverse Effect.

     Section 5.7.  Xircom Shares
                   -------------

     The Xircom Shares have been duly and validly authorized for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Related Agreements and under applicable state and federal securities laws.

     Section 5.8.  Litigation
                   ----------

     There is no Litigation pending or, to the Knowledge of the Xircom Parties, threatened against the Xircom Parties or their Subsidiaries, or their respective activities, properties or assets which, individually or in the aggregate, could materially impair the ability of the Xircom Parties or their Subsidiaries to consummate the Transactions or which Litigation could be reasonably expected to have, individually or in the aggregate, a Xircom Material Adverse Effect. Neither Xircom nor its Subsidiaries are party to or subject to the provisions of any court order, writ, injunction, judgment or decree of any Governmental Body that, individually or in the aggregate, could prevent, enjoin, alter or materially delay consummation of any of the Transactions or has had, or could reasonably be expected to have, a Xircom Material Adverse Effect.

     Section 5.9.  Undisclosed Liabilities
                   -----------------------

     Neither Xircom nor its Subsidiaries have any liabilities or obligations (other than liabilities or obligations arising from contracts entered into by Xircom or its Subsidiaries in the ordinary course of business), except liabilities or obligations that (a) are fully reflected as liabilities or reserved for on the balance sheet contained in the SEC Reports, (b) have been incurred in the ordinary course of business consistent with past practice by the Company since March 31, 2000, (c) are disclosed in Schedule 5.9 hereto, (d) arise out of facts or events that are within the scope of the subject matter of any other representation or warranty contained in this Article 5 and would have required disclosure but for the Knowledge, time or materiality limitation contained in the relevant representation or warranty, or (e) individually or in the aggregate would not have a Xircom Material Adverse Effect.

     Section 5.10. Brokers and Intermediaries
                   --------------------------

     Xircom has not employed any broker, finder, advisor, consultant or intermediary in connection with the Transactions which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     Section 5.11. Limitation
                   ----------

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, XIRCOM MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY XIRCOM OR ANY OF ITS OFFICERS, DIRECTORS,

EMPLOYEES, AGENTS OR REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE VOICESTREAM PARTIES, THE COMPANY OR ITS SUBSIDIARIES, OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                   ARTICLE 6
                         CERTAIN PRE-CLOSING COVENANTS
                         AND AGREEMENTS OF THE PARTIES
                         -----------------------------

     Section 6.1.  Access and Information
                   ----------------------

     (a) Between the date of this Agreement and the Effective Date, VoiceStream shall, and shall cause the Company to, (i) give Xircom and its authorized representatives full and complete access to all properties, personnel, facilities and offices of the Company and its Subsidiary and to the books and records of the Company and its Subsidiary (and permit Xircom to make copies thereof), (ii) permit Xircom to make inspections thereof and (iii) cause its officers and employees to furnish Xircom with such financial information and operating data and other information with respect to the business and properties of the Company and its Subsidiary, and to discuss with Xircom and its authorized representatives the affairs of the Company and its Subsidiary, all as Xircom may from time to time reasonably request for the purposes of this Agreement during normal business hours and with reasonable notice to VoiceStream and the Company and its Subsidiary. Notwithstanding the foregoing, Xircom acknowledges that with respect to certain confidential information, any disclosure to be made to Xircom may be subject to the rights of third parties and VoiceStream, the Company or its Subsidiary may be prohibited from providing such information to Xircom or giving Xircom access to such information without the prior consent of such third parties.

     (b) Xircom shall and shall cause its officers and directors and shall cause all its other employees, auditors, attorneys, consultants, advisors and agents, to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all non-public confidential information of the VoiceStream Parties or the Company and its Subsidiary furnished to Xircom, by or on behalf of VoiceStream, the Company or its Subsidiary, or their respective representatives in connection with the Transactions, pursuant to the terms and conditions of, and subject only to the exceptions set forth in, the Nondisclosure Agreement.

     Section 6.2.  Conduct of the Business
                   -----------------------

     Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Date, VoiceStream shall cause the Company to conduct the Company's and its Subsidiary's business only in the ordinary course and use its reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and employees and preserve in all material respects its present business relationships and goodwill. Further, and without limiting the generality of the foregoing, from the date hereof until the Effective Date, without the prior written consent of Xircom, the VoiceStream Parties shall not permit the Company nor its Subsidiary to:

     (a) amend its Certificate of Incorporation or By-Laws other than an amendment which changes the name of the Company or its Subsidiary;

     (b) purchase, redeem, issue, sell or otherwise acquire or dispose of, either directly or indirectly, any of the OTHI Shares, or reclassify, split, declare or pay any dividends on or make any other distribution upon or with respect to, or otherwise change any of the OTHI Shares or the shares of the capital stock of any of the Company's Subsidiaries or grant or enter into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of the OTHI Shares or the shares of the capital stock of any of the Company's Subsidiaries;

     (c) (i) enter into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals, (ii) enter into any employment or severance agreements or make or grant any increase in the compensation (whether salary, commission, bonus, benefits (retirement, severance or other) or other direct or indirect remuneration) of Employees or enter into any contract or other binding commitment in respect of any such increase, (iii) amend, adopt or terminate any 401(k) or health and welfare plan covering Employees in any way that materially affects Employees of the Company or its Subsidiary, or (iv) enter into any negotiations in respect of any collective bargaining agreement covering Employees, except in each case in the ordinary course of business.

     (d) sell, assign, transfer, pledge, encumber or otherwise dispose of, or purchase or otherwise acquire, or agree to sell, assign, transfer, pledge, encumber or otherwise dispose of, purchase or otherwise acquire any of assets or properties having a value in excess of $100,000 in the aggregate or otherwise material to the business or any other material right, except in each case in the ordinary course of business;

     (e) enter into any material contract, or any material amendment, supplement or waiver in respect of any material contract, except in each case in the ordinary course of business;

     (f) cancel or compromise any debt or claim, or waive or release any material right, other than adjustments in the ordinary course of business for goods and services sold and received which, in the aggregate, are not material and the settlement of any pending or threatened litigation listed on Schedule 4.15, on terms approved by Xircom;

     (g) make any capital expenditures or capital additions or improvements in excess of an aggregate of $100,000;

     (h) create any lien on any asset other than in the ordinary course of business, consistent with past practices;

     (i) enter into any transaction that would have a material adverse effect on Xircom's ability after the Effective Date to conduct the business of the Company as currently conducted;

     (j) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

     Section 6.3.  Xircom Commitments
                   ------------------

     Upon the reasonable request of VoiceStream or any party to a Significant Contract (a "Significant Party") in connection with obtaining a consent to the Transaction from a Significant Party, Xircom agrees, on the Effective Date, to guarantee the performance of the Company thereunder or provide other reasonable assurances to such Significant Party in connection therewith, but only to the extent that such performance was guaranteed or otherwise assured by the VoiceStream Parties prior to the Effective Date, and only if the provisions of such guarantee or assurance is permitted under the agreements to which Xircom is subject on the date of this Agreement.

     Section 6.4.  Insurance
                   ---------

     VoiceStream shall cause the Company to keep in effect until the Effective Date all policies of insurance in effect as of the date hereof maintained by VoiceStream or the Company insuring the assets, properties, business or operations of the Company. On the Effective Date, coverage for the Company and its Subsidiary under all the VoiceStream Parties' insurance policies, as well as all of the Company's coverage under the VoiceStream Parties' insurance policies and insurance-related surety bonds, will cease as of the Effective Date.

     Section 6.5.  Announcements
                   -------------

     Between the date of this Agreement and the Effective Date, except to the extent required by applicable Law or the rules and regulations of NASDAQ or other national securities exchange (a) neither Xircom nor the VoiceStream Parties shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by law, the parties will consult prior to the making thereof and use their reasonable best efforts to agree upon a mutually satisfactory text, and (b) subject to Section
6.1 hereof, Xircom shall not, and shall not permit its affiliates, directors, employees, representatives, consultants and agents to, communicate with customers, suppliers or employees of the Company with respect to the Transactions or the business of the Company without the prior written consent of VoiceStream, which will not be unreasonably withheld.

     Section 6.6.  Further Actions
                   ---------------

     (a) The Seller Parties and the Xircom Parties agree to use all reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the Transactions, including, without limitation, to obtain or cause to be obtained all consents of third parties (including without limitation consents of the third parties and other Governmental Bodies) necessary to be obtained by any of them in order to consummate the Transactions, and to cause the deliveries and otherwise satisfy the respective conditions precedent set forth in Article 8.

     (b) The Seller Parties and the Xircom Parties have filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act all requisite documents and notifications (if any) in connection with this Agreement and the Transactions. The Xircom Parties and the Seller Parties shall coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the other may require to comply with any additional requirements of the HSR Act.

     (c) At all times prior to the Effective Date, the Seller Parties shall promptly notify Xircom in writing of any fact, condition, event or occurrence that comes to the attention of Seller Parties which would reasonably be expected to result in a breach of any of their representations or warranties or covenants in this Agreement or to make any such representation or warranty untrue or incorrect in any material respect or that is otherwise reasonably likely to result in the failure of any of the conditions contained in Section 8 to be satisfied, promptly upon either of them becoming aware of the same.

     (d) At all times prior to the Effective Date, the Xircom Parties shall promptly notify VoiceStream in writing of any fact, condition, event or occurrence that comes to the attention of the Xircom Parties which would reasonably be expected to result in a breach of any of its representations or warranties or covenants in this Agreement or to make any such representation or warranty untrue or incorrect in any material respect or that is otherwise reasonably likely to result in the failure of any of the conditions contained in
Section 9 to be satisfied, promptly upon becoming aware of the same.

     Section 6.7.  No Solicitation or Negotiation
                   ------------------------------

     The Seller Parties agree that between the date of this Agreement and the earlier of the Effective Date and the termination of this Agreement, neither the Seller Parties nor any of their Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or its Subsidiary or assets of the Company or its Subsidiary (other than any sale of assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the Company or its Subsidiary or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or its Subsidiary or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller Parties shall immediately cause and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any of the foregoing. The Seller Parties agree not to, without the prior written consent of Xircom, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or its Subsidiary is a party.

     Section 6.8.  Expenses
                   --------

     All costs and expenses incurred in connection with this Agreement and the Transactions (including fees and disbursements of financial advisors, accountants and attorneys and any brokers or finders), shall be paid (a) by VoiceStream, if such costs or expenses are incurred by or on behalf of the VoiceStream Parties and (b) by Xircom, if such costs or expenses are incurred by or on behalf of the Xircom Parties.

     Section 6.9.  Certain Liabilities and Affiliate Agreements
                   --------------------------------------------

     VoiceStream will cause all intercompany accounts of the Company and its Subsidiary owed to VoiceStream or any of its Affiliates (other than the Company and its Subsidiary), or owed by VoiceStream or any of its Affiliates (other than the Company and its Subsidiary) to the Company or its Subsidiary, to be settled in full at or prior to the Effective Date. Any amount owing by the Company or its Subsidiary not so settled shall be canceled on the Effective Date. VoiceStream shall cause all agreements between the Company or its Subsidiary and VoiceStream or any of its Affiliates (other than the Company or its Subsidiary) to be terminated prior to the Effective Date without any liability to the Company or its Subsidiary.

     Section 6.10. Limitation on Liabilities
                   -------------------------

     As of the Effective Date, VoiceStream and the Company shall cause the liabilities of the Company and its Subsidiary to be not more than an aggregate of Six Million Dollars ($6,000,000). VoiceStream shall cause to be prepared and shall deliver to Xircom within 60 days after the Effective Date a consolidated balance sheet of the Company and its Subsidiary as of the Effective Date, together with a schedule setting forth the contingent and other liabilities of the Company and its Subsidiary outstanding as of such date that are not required to be set forth on a balance sheet prepared in accordance with GAAP (the "Supplemented Effective Date Balance Sheet"). Xircom shall have 30 days following delivery of the Supplemented Effective Date Balance Sheet in which to review it and if, in Xircom's opinion, the Supplemented Effective Date Balance Sheet does not fairly present the liabilities of the Company and its Subsidiary as of the Effective Date, then Xircom shall, within such 30-day period, deliver to VoiceStream a written proposed adjustment ("Xircom's Adjustment Notice") to the Supplemented Effective Date Balance Sheet setting forth (A) the amount of the proposed adjustment, (B) the item or items to which such proposed adjustment relates and (C) the facts and circumstances supporting such adjustment. Xircom and VoiceStream shall each use commercially reasonable efforts for 15 days after delivery of Xircom's Adjustment Notice to agree upon a determination of the amount of liabilities of the Company and its Subsidiary as of the Effective Date. Upon the expiration of such 15-day period, Xircom or VoiceStream may demand in writing that any and all disputes reflected in Xircom's Adjustment Request be submitted for resolution to an independent certified public accounting firm of recognized national standing designated by the requesting party, which firm shall be subject to approval by the other party, such approval not to be unreasonably withheld (such firm, the "Independent Accountants"). As promptly as practicable, but in no event later than 30 days after such demand, Xircom and VoiceStream shall deliver to the Independent Accountants written submissions supporting their respective positions with respect to such dispute. The decision of the Independent Accountants with respect to Supplemented Effective Date Balance Sheet and Xircom's Adjustment Notice, and any dispute related thereto, shall be final and binding on the parties hereto and may be enforced as an arbitration award in any court of competent jurisdiction. If the amount of the aggregate liabilities of the Company and its Subsidiary as of the Effective Date are determined pursuant to the foregoing provisions, by the Independent Accountants or otherwise (i) to exceed Six Million Dollars ($6,000,000), then Xircom shall be entitled to receive for cancellation a number of Xircom Shares having an aggregate value, rounded to the nearest share, (as determined based upon a per share value equal to the Closing Price) equal to the amount of such excess or (ii) to be less than Six Million Dollars ($6,000,000), then, subject to the terms of the following sentence, the amount of any claim which may be brought by any of the Xircom Parties, the Company or its Subsidiary, pursuant to this Agreement, against any of the VoiceStream Parties or their Affiliates, shall be reduced by the amount of such deficiency. The provisions of clause (ii) of the preceding sentence shall not apply to any damages, liabilities or claims arising from (i) a breach of Sections 4.28 of this Agreement which breach is Known to the Seller Parties on the date hereof or (ii) claims listed on Schedule 10.5. The costs and expenses of the Independent Accountants shall be shared equally between Xircom and VoiceStream. The parties agree to cooperate with each other, and Xircom will cause the Company and its Subsidiary to make books, records, information and personnel available as reasonably necessary, to enable the Supplemented Effective Date Balance Sheet to be prepared and the determination of Effective Date liabilities to be determined as contemplated by this Section 6.10.

                                   ARTICLE 7
                 OTHER COVENANTS AND AGREEMENTS OF THE PARTIES
                 ---------------------------------------------

     Section 7.1.  Employee Matters
                   ----------------

     (a) VoiceStream has delivered to Xircom Schedule 7.1(a) which lists separately each employee of the Company and its Subsidiary and each such employee's name, job title, current salary and any other compensation items (e.g., bonus, allowances, etc.), years of service and the current status of each such employee (e.g., whether the employee is active, on short-term disability, on leave of absence, etc.) as of the date indicated on such document (the "OTI Employees").

     (b) Schedule 7.1(b) contains a list of OTI Employees which Xircom (in its sole discretion) intends to retain as employees of the Company or its Subsidiary (the "Final List"). For purposes of this Agreement, "Company Employee" shall refer to each employee of the Company as of the Effective Date as set forth on the Final List.

     (c) Effective as of the Effective Date, Xircom shall cause the Company or its Subsidiary to employ each Company Employee; provided, however, each employee's at-will status shall remain in effect and nothing contained herein shall modify such status.

     (d) Effective as of the Effective Date, VoiceStream shall or shall cause one of its Subsidiaries, to employ each OTI Employee who is not a Company Employee; provided, however, each employee's at-will status shall remain in effect and nothing contained herein shall modify such status.

     (e) For a period of 12 months after the delivery of the Final List, none of the VoiceStream Parties or their respective Affiliates shall directly or indirectly solicit any of the Company Employees on behalf of themselves or any of their Affiliates, without the prior written consent of Xircom.

     (f) For a period of 12 months after the delivery of the Final List, none of the Xircom Parties, the Company, it Subsidiary or any of their respective Affiliates shall directly or indirectly solicit any of the OTI Employees who are not Company Employees, without the prior written consent of VoiceStream.

     (g) As of the Effective Date, all Company Employees shall be eligible to participate in the pension, savings, profit sharing, health and welfare benefit plans, programs and practices of Xircom generally applicable to other comparable situated employees of Xircom. Xircom agrees that all Company Employees and dependents who participated in the VoiceStream group health and welfare plans prior to the Effective Date will be covered by Xircom's health and welfare plans immediately after the Effective Date.

     (h) Xircom shall recognize each Company Employee's service, as set forth on
Schedule 7.1(a) of this Agreement, for purposes of determining eligibility to participate in and vesting, and, if applicable, eligibility to commence retirement benefits (including any early retirement subsidies), but not benefit accruals, under any qualified pension, savings, or profit-sharing plans in which Company Employees may participate, or such other qualified pension or profit-sharing plans maintained by Xircom or established on or after the Effective Date in which Company Employees participate, and for purposes of determining eligibility to participate in and the schedule of benefits provided by any group health plans, vacation and other paid time off plans and policies, severance, sick pay, disability and other welfare benefit plans established or maintained by Xircom or its Affiliate on or after the Effective Date.

     (i) VoiceStream Parties shall be responsible for providing any continuation coverage required pursuant to Section 4980B of the Code as the result of any "qualifying event" (within the meaning of Section 4980B(f)(3)) occurring with respect to any OTI employee or any of the respective spouses or dependents thereof on or prior to the Effective Date. For purposes of determining whether any Company Employee or his or her covered dependents have satisfied any required co-payments, annual deductibles and out-of-pocket maximums from and after the Effective Date under the terms of the Company's or Xircom's or its Affiliate's group health plan for the calendar year in which the Effective Date occurs, Company Employees and their covered dependents shall be credited with the amount of deductibles and co-payments made by, or on behalf of, such Company Employees and their covered dependents under the VoiceStream Parties' group health plan for such year.

     Section 7.2.  Access to Books and Records
                   ---------------------------

     (a) Access.  On and after the Effective Date, each of Xircom and the
         ------
VoiceStream Parties shall cause their respective employees to give to the requesting party and its representatives such access as the requesting party may reasonably request to the properties, books, records and employees of the Company, its Subsidiary or the VoiceStream Parties, as applicable relating to any period ending on or before the Effective Date, for purposes including but not limited to (i) preparing Tax Returns and financial statements and responding to Tax audits relating to the Company, or (ii) investigating, preparing the defense or prosecution of, prosecuting or defending any litigation proceeding, or investigation pending, threatened or anticipated by or against Xircom, the Company or any of the VoiceStream Parties, except in an action between the parties hereto; provided that (x) the normal conduct of the business of Xircom,
                --------
the Company or the VoiceStream Parties shall not be disrupted thereby and (y) in the event of any litigation or threatened litigation between the parties, the foregoing shall in no event be, or be deemed to be, a waiver by a party of any right to assert the attorney-client privilege or other applicable privilege. Subject to the foregoing, such access shall include, without limitation, assuring the presence of a party's former employees as witnesses at depositions, hearings or trials.

     (b) Maintenance of Records.  For a period of three years after the
         ----------------------
Effective Date, the VoiceStream Parties shall maintain and Xircom shall cause the Company to maintain the books and records of the Company and the books and records of the VoiceStream Parties relating to the Company in existence as of the Effective Date. If requested by written notice during the last year of such three-year period, the VoiceStream Parties or Xircom, as the case may be, shall (at the requesting party's expense) provide any such books and records to the requesting party instead of disposing thereof.

     (c) Access to Records.  In the event that, under the Exchange Act and the
         -----------------
rules and regulations thereunder, Xircom is required to include in its reports thereunder audited financial statements of the Company and its Subsidiary for periods (or portions of periods) prior to the Effective Date, the VoiceStream Parties shall provide reasonable to Xircom and its independent accountants such access as Xircom may reasonably request to the properties, books, records and employees necessary for the preparation and audit of such financial statements; provided, however, the VoiceStream Parties shall not have any liability with respect to such preparation and audit.

          Section 7.3.   Tax Matters
                         -----------

          (a)     Liability for Taxes
                  -------------------

                  (i) The VoiceStream Parties shall be liable for and indemnify Xircom or the Company as the case may be, for all Taxes: (A) imposed on the Company or any entity that is a Subsidiary of the Company on the Effective Date, or for which the Company or such Subsidiaries may otherwise be liable, for any taxable year or period that ends on or before the Effective Date and, with respect to any portion of a taxable year or period beginning before and ending after the Effective Date ("Split Period"), the portion of such Split Period ending on and including the Effective Date or (B) for which the Company or such Subsidiaries is held liable as a member of a consolidated group that includes the VoiceStream Parties or any of their Affiliates (other than the Company and its Subsidiary) pursuant to Section 1.1502-6(a) of the Treasury Regulations.

                  (ii) The Company shall be liable for and Xircom shall indemnify VoiceStream and its Affiliates for all Taxes imposed on VoiceStream Parties or any of their Affiliates with respect to the Company or its Subsidiary for any taxable year or period that begins after the Effective Date and, with respect to a Split Period, the portion of such Split Period beginning after the Effective Date.

          (b)    Taxes for Short Taxable Year.  For purposes of paragraph (a),
                 ----------------------------
whenever it is necessary to determine the liability for Taxes of the Company for a portion of a Split Period, the determination of the Taxes for the portion of the Split Period ending on, and the portion of the Split Period beginning after, the Effective Date, shall be determined by assuming that the Company and its Subsidiary had a taxable year or period that ended at the close of the Effective Date, except that any such Tax imposed annually based on ownership of assets on a particular date shall be prorated to the period to and including the Effective Date and the period thereafter.

          (c)    Tax Refunds.  The VoiceStream Parties shall be entitled to any
                 -----------
refund of any Taxes of the Company and its Subsidiary, including interest paid thereon, with respect to periods ending on or before the Effective Date. VoiceStream shall have the right to determine whether any claim for refund for such Taxes shall be made on behalf of VoiceStream Parties by the Company. If VoiceStream elects to make a claim for refund, Xircom, the Company and its Subsidiary shall cooperate fully in connection therewith. Notwithstanding the foregoing, VoiceStream Parties shall not be entitled make any claim for refund of Taxes which would adversely affect the liability for Taxes of Xircom, the Company or its Subsidiary for any period after the Effective Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carry forwards) without the prior written consent of Xircom. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that VoiceStream Parties have indemnified Xircom against the effects of any such settlement. VoiceStream Parties shall reimburse Xircom and the Company for reasonable out-of-pocket expenses incurred in providing such cooperation.

     (d)    Adjustment to Purchase Price.  Xircom and VoiceStream Parties agree
            ----------------------------
to report any indemnification payment made by VoiceStream Parties under this
Section 7.3 as an adjustment to purchase price, contribution to capital, or other non-taxable amount to the extent that there is substantial authority for such reporting position under applicable law.

     (e)    Amended Returns.  Without the prior written consent of the
            ---------------
VoiceStream Parties, neither Xircom, the Company or its Subsidiary, nor any Affiliate of Xircom shall (i) make any election or (ii) file any amended Tax Return or propose or agree to any adjustment of any item with the Internal Revenue Service or any other taxing authority with respect to any tax period ending on, before or including the Effective Date that would have the effect of increasing the liability for any Taxes or reducing any Tax benefit of VoiceStream Parties the Company or its Subsidiary.

     (f)    Tax Returns.  VoiceStream Parties shall file or cause to be filed
            -----------
when due, including extensions thereof, all Returns that are required to be filed with respect to the Company for taxable years or periods ending on or before the Effective Date and shall pay any Taxes due in respect of such Returns, and Xircom shall file or cause to be filed when due all Returns that are required to be filed with respect to the Company and its Subsidiary for taxable years or periods beginning and ending after the Effective Date and shall pay any Taxes due in respect of such Returns. The VoiceStream Parties and Xircom shall jointly prepare and Xircom shall file or cause to be filed all Returns that are required to be filed with respect to the Company for any Split Period taxable year, and VoiceStream and Xircom agree to negotiate and resolve in good faith any issue arising as a result of the preparation of such Tax Return. In the event the parties are unable to resolve any dispute prior to thirty (30) Business Days before the due date of such Tax Return, including extensions thereof, if a request for extension has been timely filed, VoiceStream and Xircom shall jointly select a public accounting firm with nationally recognized tax expertise ("Tax Arbitrator") to resolve the dispute. If the Tax Arbitrator has not resolved the dispute within five (5) Business Days prior to the due date (including extensions) for the filing of the Tax Return in question, then Xircom may file such Tax Return in accordance with its position on such disputed issue without VoiceStream's consent. Notwithstanding the filing of such Tax Return, the Tax Arbitrator shall make a determination with respect to any disputed issue, and the amount of Taxes for which VoiceStream Parties are responsible pursuant to Section 7.3(b) shall be as determined by the Tax Arbitrator. The fees and expenses of the Tax Arbitrator shall be shared equally by Xircom and VoiceStream. Not later than five (5) Business Days before the due date for the payment of Taxes with respect to such Tax Return or (ii) in the event of a dispute five (5) Business Days after notice to VoiceStream Parties of resolution thereof, VoiceStream Parties shall pay to Xircom an amount equal to the Taxes allocable to VoiceStream Parties pursuant to Section 7.3(b). Notwithstanding the foregoing, in the case of a dispute, the VoiceStream Parties shall pay to Xircom. not later than five (5) Business Days before the due date for the payment of Taxes with respect to such Tax Return, the amount of Taxes that the VoiceStream Parties reasonably believe at such time is properly allocable to VoiceStream Parties pursuant to Section 7.3(b). No payment pursuant to this Section shall exempt VoiceStream Parties from their indemnification obligations pursuant to this Agreement if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of the VoiceStream Parties exceeds the amount of VoiceStream's payment under this Section.

     (g)    Tax Contest Provisions.  Whenever Xircom receives a notice of any
            ----------------------
pending or threatened Tax audit or assessment for any taxable period for which VoiceStream Parties are or may be liable under this Agreement, Xircom shall promptly inform VoiceStream Parties in writing, provided that failure to comply with this provision shall not affect Xircom's right to indemnification hereunder. VoiceStream shall have the right to control, at its own cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which VoiceStream Parties are liable under this Agreement. Notwithstanding the foregoing, the VoiceStream Parties shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Xircom, the Company or its Subsidiary for any period after the Effective Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carry forwards) without the prior written consent of Xircom. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that VoiceStream Parties have indemnified Xircom against the effects of any such settlement. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes (i) for any taxable period for which Xircom is liable under this Agreement or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Xircom is or may be liable under this Agreement, VoiceStream Parties shall promptly inform Xircom in writing, and Xircom shall have the right to control, at its cost, any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which VoiceStream Parties are liable under this Agreement.

     (h)    Termination of Tax Allocation Agreements.  Any tax allocation or
            ----------------------------------------
sharing agreement or arrangement, whether or not written, that may have been entered into by VoiceStream and the Company or its Subsidiary shall be terminated as to the Company and its Subsidiary as of the Effective Date, and no payments which are owed by or to the Company or its Subsidiary pursuant thereto shall be made thereunder.

     (i)    Assistance and Cooperation.  Each of Xircom and VoiceStream Parties
            --------------------------
will provide the other with such assistance as may reasonably be requested by each of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each provide the other with any records or information which may be relevant to such Return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax Return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expense incurred in providing such assistance. Without limiting in any way the foregoing provisions of Section 7.3 or this Section 7.3(i), Xircom hereby agrees that it will retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which it possesses and which may be relevant to such returns of the Company for all taxable periods ending on or prior to the Effective Date, and that such records shall be maintained until the expiration of the applicable statute of limitations, including any extensions thereto. Further, Xircom will not destroy or otherwise dispose of such records without first providing VoiceStream with a reasonable opportunity to review and copy such records.

     (j)    Survival of Obligations.  Notwithstanding any other provision of
            -----------------------
this Agreement, the rights and obligations of the parties with respect to any claim under this Section 7.3 shall remain in effect until such claim is finally resolved and the obligations satisfied.

     Section 7.4.   Employee Stock Options
                    ----------------------

     On the Effective Date, Xircom shall grant to each Company Employee options to purchase a number of shares of Xircom Common Stock in an amount equal, in each such case, to (a) the number of shares of VoiceStream Common Stock which such Company Employee is entitled to purchase immediately prior to the Effective Date under options that were outstanding on the date of this Agreement and unvested immediately prior to the Effective Date, multiplied by (b) the ratio of
(i) the average closing price for a share of VoiceStream Common Stock on the Business Day prior to the date of this Agreement over (ii) the average closing price for a share of Xircom Common Stock on the Business Day prior to the date of this Agreement. Such options shall be granted at per share exercise prices equal to the respective exercise prices set forth in the options described in clause (a) above divided by the ratio set forth in clause (b) above and shall vest on a schedule corresponding to the vesting schedules applicable to the respective options described in clause (a) above, unless otherwise agreed by Xircom and the respective Company Employee. Such options shall otherwise be on the terms and conditions generally applicable to options granted by Xircom under its currently existing stock option plans. Unless otherwise agreed by VoiceStream and the Company Employee, each Company Employee shall continue to hold under the terms thereof all options to acquire shares of VoiceStream Common Stock that are vested on the Closing Date. VoiceStream shall remain solely responsible for all options to acquire shares of VoiceStream Common Stock granted to OTI Employees who are not Company Employees and to all Company Employees who do not remain employed by the Company on the Closing Date, whether such options are vested or unvested. No options will be granted to any OTI Employee between the date of this Agreement and the delivery of the Final List or to any Company Employee between the delivery of the Final List and the earlier of the Effective Date and the termination of this Agreement, without the prior written consent of Xircom.

     Section 7.5.   Omnipoint Marks
                    ---------------

     (a) At or prior to the Effective Date, the VoiceStream Parties will terminate the rights of the Company and its Subsidiary to use the service marks, trademarks, tradenames, corporate names and company names, listed on Schedule 7.5, including but not limited to any of the foregoing containing the term "Omnipoint" or any similar term (the "Omnipoint Marks"). The Xircom Parties hereby acknowledge and agree that none of the Omnipoint Marks is included in the Intellectual Property owned by or licensed to the Company or its Subsidiary after the Effective Date.

     (b) The Company, its Subsidiary and Xircom shall modify any equipment and manufacturing materials using the Omnipoint Marks and shall not distribute, publish or otherwise disseminate any brochures, stationery or other printed materials using the Omnipoint Marks so as to eliminate such Omnipoint Marks as soon as practicable after the Effective Date but in no event later than three
(3) months after the Effective Date. Neither the Company, its Subsidiary, Xircom nor their Affiliates, shall permit the Company or its Subsidiary to use the Omnipoint Marks from and after three (3) months after the Effective Date. Such three (3) month periods shall not apply to any Omnipoint Marks which are not reasonably apparent or outwardly visible.

     Section 7.6.   Leasehold Matters
                    -----------------

     Prior to the Effective Date, the VoiceStream Parties shall cause the Company to enter into a lease for its principal place of business on terms and conditions reasonably acceptable to Xircom, including commitments for completion and payment of tenant improvements, either from the lessor or the VoiceStream Parties, adequate for the conduct of the business of the Company and its Subsidiary without material interruption and on a basis at least comparable to the facilities available to the Company and its Subsidiary prior to the date of this Agreement.

     Section 7.7.   Transfer of Intellectual Property Rights
                    ----------------------------------------

     On or prior to the Effective Date, VoiceStream shall sell, assign and transfer to the Company or its Subsidiary its entire right, title and interest in and to the Marks listed on Schedule 4.12(a), the Patents listed on Schedule 4.12(b) and the Copyrights on software that is principally used in the business of the Company and its Subsidiary.

     Section 7.8.   Further Assurances
                    ------------------

     After the Effective Date, the VoiceStream Parties and the Xircom Parties shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Transactions.

     Section 7.9.   Notification of Certain Matters
                    -------------------------------

     Each of the parties to this Agreement shall promptly notify the other parties to this Agreement of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (b) any failure of any party to this Agreement to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect.

     Section 7.10.   Tax Covenant
                     ------------

     Xircom agrees that it will not take, or fail to take, any action of any nature whatsoever on or after the Effective Date which would cause any of the representations set forth in the Tax Matters Representation Letter set forth in Exhibit D-2 not to be true and correct if the effect of such action, or inaction, would cause the opinion of tax counsel referred to in Section 8.6(b) not to be true and correct in any respect.

                                   ARTICLE 8
                CONDITIONS PRECEDENT OF THE VOICESTREAM PARTIES
                -----------------------------------------------

     The obligation of the VoiceStream Parties to consummate the Transactions is subject to the fulfillment of each of the following conditions prior to or on the Effective Date:

     Section 8.1.   Representations and Warranties
                    ------------------------------

     The representations and warranties of the Xircom Parties contained in
Article 5 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Xircom Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Date, with the same force and effect as though made at and as of the Effective Date, except for changes expressly contemplated by this Agreement, and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Xircom Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) as of such date.

     Section 8.2.   Agreements
                    ----------

     Each of the Xircom Parties shall have performed and complied in all material respects with all its undertakings, covenants and agreements required by this Agreement to be performed or complied with by Xircom prior to or on the Effective Date.

     Section 8.3.   Xircom Certificate
                    ------------------

     The VoiceStream Parties shall have been furnished with a certificate of an authorized officer of Xircom, dated the Effective Date, certifying to the effect that the conditions contained in Sections 8.1 and 8.2 have been fulfilled.

     Section 8.4.   Compliance with Law
                    -------------------

     No Law, and no order or injunction of any Governmental Body, shall be in effect which prohibits the consummation of the Transactions.

     Section 8.5.   Consents
                    --------

     All material governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the Transactions (including, without limitation, as required under the HSR Act) shall have been obtained and shall be in full force and effect, without the imposition of any conditions not reasonably acceptable to the VoiceStream Parties.

     Section 8.6.   Opinions of Counsel to Xircom
                    -----------------------------

     (a) The VoiceStream Parties shall have received an opinion of counsel to Xircom reasonably satisfactory to VoiceStream, dated the Effective Date.

     (b) VoiceStream shall have received an opinion of Jones, Day, Reavis & Pogue, in form and substance reasonably satisfactory to VoiceStream on the basis of certain facts, representations and assumptions set forth in the opinion, dated as of the Effective Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code, and (ii) each of the Company, Xircom and, in the case of a reorganization described in Section 368(a)(2)(E) of the Code, Merger Sub, will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Omnipoint Finance and Xircom in substantially the same form as Exhibits D-1 and D-2 respectively.

     Section 8.7.   Release of OTI Employees
                    ------------------------

     The VoiceStream Parties shall have received either (i) a release from each Company Employee reasonably satisfactory to VoiceStream, dated as of the Effective Date, releasing the VoiceStream Parties and their Affiliate from any obligation owing to the Company Employees (including any rights and claims, any Company Employees may have) in connection with any stock options rights under any compensation or stock option plans that they were not vested in, prior to the Effective Date ("Employee Claims") or (ii) an indemnification from by Xircom, reasonably satisfactory to VoiceStream indemnifying the VoiceStream Parties and their Affiliates from any claims, demands, losses, damages, costs, and reasonable expenses, including reasonable legal fees and expenses, relating to any Employee Claims.

     Section 8.8.   Related Agreements
                    ------------------

     Each of the Xircom Parties shall have executed, as of the Effective Date, and delivered to the VoiceStream Parties the Related Agreements to which each Xircom Party is a party.

     Section 8.9.   No Material Adverse Effect
                    --------------------------

     Since the date hereof, no event or events shall have occurred, which, individually or in the aggregate, have, or could reasonably be expected to have, a Xircom Material Adverse Effect.

     Section 8.10.   Other Deliveries
                     ----------------

     The Xircom Parties shall have delivered to the VoiceStream Parties the following: (i) certificates as to the good standing of each of the Xircom Parties in their respective states of organization and principal place of business, (ii) certificates representing the Xircom Shares registered in the name of Omnipoint Finance, (iii) certificates of the Secretary or an Assistant Secretary of each of the Xircom Parties as to (a) the resolutions of such Xircom Party with respect to the Agreement and the Transactions, and (b) the incumbency of the officers of such Xircom Party executing the Agreement and the Related Agreements and (iv) any other instruments and documents required to be delivered by the Xircom Parties on the Effective Date.

                                   ARTICLE 9
                         CONDITIONS PRECEDENT OF XIRCOM
                         ------------------------------

     The obligation of the Xircom Parties to consummate the Transactions is subject to the fulfillment of each of the following conditions prior to or on the Effective Date:

     Section 9.1.   Representations and Warranties
                    ------------------------------

     The representations and warranties of the VoiceStream Parties contained in
Article 4 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Date, with the same force and effect as though made at and as of the Effective Date, except for changes expressly contemplated by this Agreement, and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect which representations and warranties as so qualified shall be true in all respects) as of such date.

     Section 9.2.   Agreements
                    ----------

     Each of the VoiceStream Parties shall have performed and complied in all material respects with all of its undertakings, covenants and agreements required by this Agreement to be performed or complied with by the VoiceStream Parties prior to or on the Effective Date.

     Section 9.3.   Sellers' Certificates
                    ---------------------

     Xircom shall have been furnished with a certificate of an authorized officer of each of the VoiceStream Parties dated the Effective Date, certifying to the effect that the conditions contained in Sections 9.1 and 9.2 have been fulfilled.

     Section 9.4.   Compliance with Law
                    -------------------

     No Law, and no order or injunction of any Governmental Body, shall be in effect which prohibits the consummation of the Transactions.

     Section 9.5.   Consents
                    --------

     Any necessary consents under any Significant Contracts as well as all material governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the Transactions (including, without limitation, as required under the HSR Act) shall have been obtained and shall be in full force and effect, without the imposition of any conditions not reasonably acceptable to Xircom.

     Section 9.6.   Related Agreements
                    ------------------

     Each of the VoiceStream Parties shall have executed, as of the Effective Date, and delivered to the Xircom Parties the Related Agreements to which each VoiceStream Party is a party.

     Section 9.7.   Other Deliveries
                    ----------------

     The VoiceStream Parties shall have delivered to the Xircom Parties the following: (i) certificates as to the good standing of each of the Seller Parties in their respective states of organization and principle place of business, (ii)certificates representing the OTHI Shares, with duly executed stock powers in blank and all requisite transfer tax stamps attached, (iii) the resignations of all directors, from the Board of Directors of the Company and its Subsidiary (iv) certificates of the Secretary or an Assistant Secretary of each of the Seller Parties as to (a) the resolutions of such VoiceStream Party with respect to the Agreement and the Transactions, and (b) the incumbency of the officers of such Seller Party executing the Agreement and the Related Agreements and (v) any other instruments and documents required to be delivered by the VoiceStream Parties on the Effective Date.

     Section 9.8.   No Material Adverse Effect
                    --------------------------

     Since the date hereof, no event or events shall have occurred, which, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

     Section 9.9.   Opinion of Counsel to the VoiceStream Parties
                    ---------------------------------------------

     Xircom shall have received an opinion of counsel to VoiceStream reasonably satisfactory to Xircom.

                                  ARTICLE 10
                          SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION
                        -------------------------------

     Section 10.1.   Survival of Representations and Warranties
                     ------------------------------------------

     All representations and warranties of the VoiceStream Parties and the Xircom Parties included in this Agreement shall survive for twelve months after the Effective Date and shall thereafter expire except with respect to breaches and violations theretofore specified in reasonable detail to the VoiceStream Parties by Xircom or to Xircom by the VoiceStream Parties, as the case may be, and except for the representations and warranties contained in Sections 4.14 relating to Taxes (other than with respect to matters relating to Taxes to which the provisions of Section 7.3 shall apply) 4.17 relating to ERISA matters, 4.20 relating to environmental matters, 4.24 relating to acquisition of shares, 4.26 relating to certain payments and 5.9 relating to acquisition of shares, which shall survive for the applicable statute of limitations, and the representations in Sections 4.1, 4.2 (first paragraph), 4.3, 4.4, 4.5 and 4.6(a) and Sections 5.1, 5.2 (first paragraph), 5.3, 5.6 and 5.7 which shall survive indefinitely.

     Section 10.2.   Indemnification of Xircom
                     -------------------------

     Subject to the terms and conditions of this Article 10, and other than with respect to matters relating to Taxes to which the provisions of Section 7.3 shall apply, each of the VoiceStream Parties agrees to indemnify and hold harmless Xircom, against and in respect of any and all claims, demands, losses, damages, costs and reasonable expenses, including, without limitation, reasonable legal fees and expenses ("Damages"), resulting or arising from (a) any failure by such VoiceStream Party to perform or otherwise fulfill or comply with any provision of this Agreement, (b) any breach or violation of any representation or warranty of any VoiceStream Party hereunder (subject to Section 10.1), and (c) any claims arising from the items listed on Schedule 10.5.

     Section 10.3.   Indemnification of the VoiceStream Parties
                     ------------------------------------------

     Subject to the terms and conditions of this Article 10, Xircom agrees to indemnify and hold harmless the VoiceStream Parties, against and in respect of any and all Damages, resulting or arising from (a) any failure by Xircom to perform or otherwise fulfill or comply with any provision of this Agreement, and
(b) any breach or violation of any representation or warranty of Xircom hereunder (subject to Section 10.1).

     Section 10.4.   Claims
                     ------

     Any claim for indemnity under Section 10.2 or 10.3 shall be made by written notice from the party seeking to be indemnified (the "Indemnitee") to the party from which indemnification is sought (the "Indemnifying Party") specifying in reasonable detail the basis of the claim. When an Indemnitee seeking indemnification under Section 10.2 or 10.3 receives notice of any claims made by third parties ("Third Party Claims") which is to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice within a reasonable period thereof to the Indemnifying Party reasonably indicating the nature of such claims and the basis thereof. Upon notice from the Indemnitee, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, provided, however, that the
                                              --------  -------
Indemnifying Party shall not settle any such claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the only remedy for such claim is monetary damages which are paid in full by the Indemnifying Party or unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect to such claim. In connection with any claim involving any remedy other than monetary damages, the Indemnitee shall have the right to be kept informed and be consulted in connection with the resolution of such claim. The Indemnifying Party shall give notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within twenty
(20) days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. The Indemnitee shall cooperate fully in the defense of the Third Party Claim as and to the extent reasonably requested by the Indemnifying Party (such cooperation shall include the retention and, upon the request of the Indemnifiable Party, the provision to such party of records and information which are reasonably relevant to such claim or demand and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder). If an Indemnifying Party does not, within twenty (20) days after the Indemnitee's notice is given, give notice to the Indemnitee of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall not have the right to control the defense thereof unless it thereafter elects to assume the defense thereof by notice to the Indemnitee. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 10.4, the Indemnifying Party shall pay all reasonable costs and expenses of such defense and shall be fully responsible for the outcome thereof. The Indemnifying

Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent, which consent shall not be unreasonably withheld.

     Section 10.5.   Limitation of Liability
                     -----------------------

     Except as provided in Section 11.1 and 11.2, each party to this Agreement shall have as its sole and exclusive remedy resulting from the breach of any representation or warranty made by the other party to this Agreement, other than with respect to matters relating to Taxes to which the provisions of Section 7.3 shall apply, a claim for indemnity under Sections 10.2 or 10.3 of this Agreement. Any claims by Xircom or any VoiceStream Party for breach of any representation or warranty made hereunder shall be subject to the following:

     (a) with respect to Sections 10.2(b) and 10.3(b), the provisions for indemnity shall be effective only when the aggregate amount of all such claims for which a party is liable hereunder exceeds 0.50% of the Merger Consideration, in which case Xircom or the VoiceStream Parties, as the case may be, shall be liable for all such amounts in excess thereof; provided, that in no event shall
                                               --------
Xircom or the VoiceStream Parties, as the case may be, be liable for more than an amount in the aggregate equal to 20.00% of the Merger Consideration, provided, further, that the foregoing limitations shall not apply to the breach
--------  -------
of any representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.4.,4.5, 4.6(a), 4.14 (but only to the extent Section 7.3 does not apply), 4.17, 4.20, 4.24, 4.26, 5.1, 5.2, 5.3, 5.6, 5.7 or 5.9 or with respect to any claims listed on Schedule10.5; and provided, further, that in the event any payments are to be
                     --------  -------
made pursuant to this Article 10, the VoiceStream Parties shall have the option to make such payments in the form of cash or shares of Xircom Common Stock, which Xircom Common Stock shall, for the purposes of this Section 10.5, have a per share value equal to the Closing Price.

     (b) the amount of any claim for indemnity hereunder shall be reduced to reflect any insurance proceeds recoverable by and paid to the Indemnitee relating to such claim, provided that the foregoing reduction shall not be
                        --------
applied if to do so would excuse any insurer from any obligation to cover any loss or would increase the cost of future coverage.

     (c) nothing contained in this Section 10.5 shall preclude the Xircom Parties from asserting any common law rights of fraud against any of the VoiceStream Parties.

                                  ARTICLE 11
                                  TERMINATION
                                  -----------

     Section 11.1.   Grounds for Termination
                     -----------------------

     This Agreement may be terminated at any time prior to the Effective Date:

     (a)    by written agreement of Xircom and VoiceStream;

     (b) by either Xircom or VoiceStream in writing without liability to the terminating party or parties on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement) if the Merger shall not have occurred on or prior to June 30, 2000; and

     (c) by either Xircom or VoiceStream in writing without liability to the terminating party or parties on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement) upon the breach by the other party of any provision of this Agreement not cured within 10 days of delivery of notice by the non-breaching party.

     Section 11.2.   Effect of Termination
                     ---------------------

     Termination of this Agreement pursuant to this Article 11 shall terminate all obligations of the parties hereto except as provided below in this Section 11.2; provided, however, that (a) termination pursuant to Section 11.1(b) or (c)
      --------  -------
shall not relieve the defaulting or breaching party hereunder from any liability to the other party hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination, and
(b) the provisions of this Article 11, the provisions set forth in Sections 6.1(b), 6.5, 6.8, 11.2 and the provisions of Article 12, shall survive any such termination.

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     Section 12.1.   GOVERNING LAW
                     -------------

     THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 12.2.   Notices
                     -------

     All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by United States mail (registered mail, return receipt requested), properly addressed and postage prepaid, return receipt requested, or by overnight courier as follows:

          If to VoiceStream Parties:

               3650 131 Avenue S.E.
               Bellevue, Washington  98006
               Attention:  General Counsel
               Fax:  (425) 586-8080

          with a copy to:

               Friedman Kaplan & Seiler llp
               875 Third Avenue
               New York, NY  10022
               Attention:  Gregg S. Lerner, Esq.
               Fax:  (212) 355-6401

          If to Xircom, to:

               2300 Corporate Center Drive
               Thousand Oak, CA  91320
               Attention:  General Counsel
               Fax:

          with a copy to:

               Gibson, Dunn & Crutcher, LLP
               333 S. Grand Avenue
               Los Angeles, CA 90071
               Attention: Jeff R. Hudson, Esq.
               Fax: (213) 229-7520

     Such names and addresses may be changed by such notice.

     Section 12.3.   Entire Agreement
                     ----------------

     This Agreement, (including the schedules hereto) the Related Agreements, and the Nondisclosure Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersedes and cancel all prior agreements, negotiations, correspondences, undertakings and communications of the parties, oral or written, regarding such subject matter.

     Section 12.4.   Amendments
                     ----------

     This Agreement may be amended only by a written instrument executed by the parties or their respective successors or permitted assigns.

     Section 12.5.    Headings; References
                      ---------------------

     The article, section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", or "Schedules" shall be deemed to be references to Articles or Sections hereof and Schedules hereto unless otherwise indicated.

     Section 12.6.   Counterparts
                     ------------

     This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

     Section 12.7.   Parties in Interest; Assignment
                     -------------------------------

     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement, except as otherwise provided in Article 10 with respect to Indemnities. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

     Section 12.8.   Severability: Enforcement
                     -------------------------

     Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     Section 12.9.   Jurisdiction; Venue; Waiver of Jury Trial
                     -----------------------------------------

     Each party hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, The City of New York, for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and Xircom and the VoiceStream parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit or proceeding brought against it in any such court. Xircom and the VoiceStream Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL.

     Section 12.10.   Waiver
                      ------

     Any of the conditions to Merger set forth in this Agreement may be waived in writing at any time prior to or on the Effective Date hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provisions. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

     Section 12.11.   Disclosure Schedules
                      --------------------

     The information contained in the Schedules hereto shall not be deemed to constitute an admission by the VoiceStream Parties or Xircom or otherwise imply that any such information is material for purposes of this Agreement or otherwise. The VoiceStream Parties and Xircom shall have the right at any time prior to the Effective Date to supplement or amend in writing the Schedules hereto with respect to any matter required to be set forth or described in such Schedules; provided, however, that such supplement or amendment shall not be deemed to cure a breach of a representation or warranty or satisfy a condition unless waived by the party for whose benefit the representation or warranty is made. For purposes of the rights and obligations of the parties hereunder, upon the occurrence of the Merger, any such supplemental or amended disclosure shall be deemed to have been disclosed as of the date of this Agreement.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              VOICESTREAM WIRELESS CORPORATION

                              By:     /s/Alan R. Bender
                                 --------------------------------
                              Name:   Alan R. Bender
                              Title:  Executive Vice President

                              OMNIPOINT FINANCE, L.L.C.

                              By:     /s/Alan R. Bender
                                 --------------------------------
                              Name:   Alan R. Bender
                              Title:  Executive Vice President

                              OMNIPOINT TECHNOLOGY HOLDINGS, INC.

                              By:     /s/Alan R. Bender
                                 --------------------------------
                              Name:   Alan R. Bender
                              Title:  Executive Vice President

                              XIRCOM, INC.

                              By:     /s/Randall H. Holliday
                                 --------------------------------
                              Name:   Randall H. Holliday
                              Title:  Secretary and General Counsel

                              OTHI ACQUISITION CO.

                              By:     /s/Kevin M. Fillo
                                 --------------------------------
                              Name:   Kevin M. Fillo
                              Title:  Secretary